                                                                    EXHIBIT 10.4

                           LOAN AND SECURITY AGREEMENT

                                 by and between

                   CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
                                    as Lender

                                       and

                              ALLIED FASHION, INC.
                                  as Borrower

                              Dated: April 2, 1999

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                               TABLE OF CONTENTS

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SECTION 1. DEFINITIONS...............................................................   1

SECTION 2. CREDIT FACILITIES ........................................................   7

    2.1     Revolving Loans .........................................................   7

    2.2     Letter of Credit Accommodations..........................................   8

SECTION 3. INTEREST AND FEES.........................................................   11

    3.1     Interest.................................................................   11

    3.2     Closing Fee .............................................................   11

    3.3     Loan Servicing Fee ......................................................   12

    3.4     Compensation Adjustment..................................................   12

SECTION 4. CONDITIONS PRECEDENT .....................................................   13

    4.1     Conditions Precedent to Initial Loans and the Letter of Credit

            Accommodations ..........................................................   13

    4.2     Conditions Precedent to All Loans and Letter of Credit Accommodations....   16

SECTION 5. GRANT OF SECURITY INTEREST ...............................................   17

SECTION 6. COLLECTION AND ADMINISTRATION.............................................   17

    6.1     Borrower's Loan Account..................................................   17

    6.2     Statements ..............................................................   18

    6.3     Collection of Accounts...................................................   18

    6.4     Payments.................................................................   19

    6.5     Authorization to Make Loans..............................................   20

    6.6     Use of Proceeds..........................................................   20

SECTION 7. COLLATERAL REPORTING AND COVENANTS........................................   21

    7.1     Collateral Reporting ....................................................   21

    7.2     Accounts Covenants ......................................................   23

    7.3     Inventory Covenants .....................................................   24

    7.4     Equipment Covenants......................................................   25

    7.5     Power of Attorney........................................................   26

    7.6     Right to Cure............................................................   27

    7.7     Access to Premises ......................................................   28

SECTION 8. REPRESENTATIONS AND WARRANTIES ...........................................   28

    8.1     Corporate Existence, Power and Authority; Subsidiaries...................   28
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                               TABLE OF CONTENTS
                                  (continued)

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    8.2      Financial Statements; No Material Adverse Change........................   28

    8.3      Chief Executive Office; Collateral Locations............................   29

    8.4      Priority of Liens; Title to Properties .................................   29

    8.5      Tax Returns ............................................................   29

    8.6      Litigation .............................................................   29

    8.7      Compliance with Other Agreements and Applicable Laws....................   29

    8.8      Acquisition of Purchased Assets.........................................   30

    8.9      Capitalization .........................................................   30

    8.10     Employee Benefits ......................................................   31

    8.11     Accuracy and Completeness of Information ...............................   31

    8.12     Survival of Warranties; Cumulative .....................................   32

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS......................................   32

    9.1      Maintenance of Existence ...............................................   32

    9.2      New Collateral Locations................................................   32

    9.3      Compliance with Laws, Regulations, Etc..................................   32

    9.4      Payment of Taxes and Claims ............................................   32

    9.5      Insurance ..............................................................   33

    9.6      Financial Statements and Other Information..............................   33

    9.8      Encumbrances ...........................................................   35

    9.9      Indebtedness ...........................................................   35

   9.10      Loans, Investments, Guarantees, Etc ....................................   36

   9.11      Dividends and Redemptions...............................................   37

   9.12      Transactions with Affiliates ...........................................   37

   9.13      Compliance with ERISA ..................................................   37

   9.14      Year 2000 Matter .......................................................   38

   9.15      Adjusted Tangible Net Worth ............................................   38

   9.16      Costs and Expenses .....................................................   38

   9.17      Further Assurances .....................................................   39

SECTION 10. EVENTS OF DEFAULT AND REMEDIES...........................................   39

   10.1     Events of Default .......................................................   39
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                                TABLE OF CONTENTS
                                   (continued)

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    10.2    Remedies .......................................................................    41

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND
            CONSENTS; GOVERNING LAW ........................................................    43

    11.1    Governing Law, Choice of Forum; Service of Process; Jury Trial Waiver ..........    43

    11.2    Waiver of Notices ..............................................................    44

    11.3    Amendments and Waivers .........................................................    44

    11.4    Indemnification ................................................................    44

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS ...............................................    45

    12.1    Term ...........................................................................    45

    12.2    Notices ........................................................................    46

    12.3    Partial Invalidity .............................................................    46

    12.4    Successors .....................................................................    46

    12.5    Entire Agreement ...............................................................    47

    12.6    Confidentiality ................................................................    47

    12.7    Publicity ......................................................................    47
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                                      iii

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Exhibit A                               Information Certificate

Schedule 6.3                            Deposit Accounts

Schedule 7.3(i)                         Consignment Inventory

Schedule 8.3                            Chief Executive Office; Collateral Locations

Schedule 8.4                            Other Liens

Schedule 8.7                            Exceptions to Compliance with Laws, Regulations, etc.

Schedule 8.8                            Exceptions to Title to Purchased Assets
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

                           LOAN AND SECURITY AGREEMENT

      This Loan and Security Agreement dated April 2,1999 is entered into by and between CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation ("Lender"), and ALLIED FASHION, INC., a Delaware corporation ("Borrower").

                                   WITNESSETH:

      WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower, and

      WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

      All terms used herein which are defined in Article 1 or Article 9 of the New York Uniform Commercial Code shall have the respective meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

      1.2 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose, as the lower of (A) cost as determined by the retail method of accounting (which method of accounting includes the netting of markdowns from the Retail Sales Price or ticketed sales price under the first-in-first-out method in accordance with GAAP) or (B) market value, and after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals and accounts payable), plus (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender, and redeemable preferred stock and junior notes permitted hereunder, minus (c) goodwill, patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, organization costs, and any other assets of Borrower that would be treated as intangible assets on Borrower's balance sheet prepared in accordance with GAAP.

      1.3 "Appraised Inventory Value" shall mean, with respect to Eligible Inventory, the appraised value of such Eligible Inventory, expressed as a percentage of either the Value or the Retail Sales Price, as required by Lender, determined as of any date on a "going out of business sale" basis, net of all estimated liquidation expenses, shrinkage and markdowns, pursuant to an appraisal conducted, at Borrower's expense, by an independent appraisal firm acceptable to Lender in its sole and absolute discretion exercised in good faith or such value as otherwise determined by Lender in its reasonable discretion; it being understood by the parties hereto that such percentage shall be seventy-three and one-half percent (73.5%) until such time that such percentage shall be adjusted in accordance with this Section 1.3 hereof.

      1.4 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time reasonably establish and revise reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. Without limiting the generality of the foregoing, Lender (i) shall establish on the date hereof and maintain throughout the term of this Agreement and throughout any renewal term an Availability Reserve for an amount equal to two
(2) months of Borrower's gross rent as lessee for each leased premises of Borrower which is either a distribution center or warehouse location or is located in a state where a landlord may be entitled to a priority lien on Collateral to secure unpaid rent and with respect to each such property the landlord has not executed a form of waiver and consent reasonably acceptable to Lender, (ii) may establish an additional Availability Reserve on the date hereof, and from time to time hereafter, and maintain such reserve throughout the term of this Agreement and throughout any renewal term in an amount determined by Lender in its reasonable discretion to be sufficient to cover the anticipated moving expenses and other costs associated with the transfer of Inventory from each of Borrower's retail locations to another location for which the landlord thereof has not executed a

                                       2
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form of waiver and consent reasonably acceptable to Lender, (iii) upon an Event of Default or an event that, with notice or passage of time or both, would be an Event of Default, may establish and maintain an additional Availability Reserve from time to time in an amount equal to the Dollar value of cash-on-hand in registers maintained by Borrower, and (iv) may establish and maintain an additional Availability Reserve from time to time in an amount equal to any increase in shrinking Inventory from the amount reflected in the most recent appraisal conducted by an outside appraiser satisfactory to Lender.

      1.5 "Blocked Account" shall have the meaning set forth in Section 6.3 hereof.

      1.6 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which First Union National Bank, or such other bank as Lender may from time to time designate, and Lender are open for the transaction of business.

      1.7 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.8   "Collateral" shall have the meaning set forth in Section 5 hereof.

      1.9   "Confidential Information" shall have the meaning set forth in
Section 12.6 hereof.

      1.10 "Credit Card Agreements" shall mean all agreements now or hereafter entered into by Borrower with any Credit Card Issuer or Credit Card Processor as the same may now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.11 "Credit Card Issuer" shall mean any person who issues or whose members issue credit cards used by customers of the Borrower to purchase goods, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards, and American Express, Discover, Diners Club, Carte Blanche, and other non-bank credit or debit cards.

      1.12 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilities, services, processes or manages the credit authorization, billing transfer and/or payment from a Credit Card Issuer or Credit Card Processor and other procedures with respect to any sales transactions of the Borrower involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

      1.13 "Credit Card Receivables" shall mean all Accounts consisting of the present and future rights of Borrower to payment by Credit Card Issuers or Credit Card Processors for merchandise sold and delivered to customers of Borrower who have purchased such goods using a credit card or a debit card issued by a Credit Card Issuer.

                                       3
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      1.14  "Eligible Inventory" shall mean Inventory consisting of finished merchandise held for sale in the ordinary course of the business of Borrower which are located either at one of Borrower's retail stores, its distribution center or are in transit from one store location or distribution center to another store location and which are acceptable to Lender based on the criteria set forth below except, that, any and all Inventory located at a distribution center or retail store within the State of Florida shall not be deemed Eligible Inventory unless Lender has received a waiver or consent reasonably acceptable to Lender with respect to such distribution center or retail store and executed by the lessor thereof. In general, Eligible Inventory shall not include (a) raw materials, (b) work-in-process; (c) components which are not part of finished goods; (d) spare parts for equipment; (e) packaging and shipping materials; (f) supplies used or consumed in Borrower's business; (g)Inventory at premises not owned or controlled by Borrower except Inventory at retail locations of Borrower which are leased or sub-leased by Borrower and are not sub-leased to another Person, (h) Inventory in transit other than Inventory in transit described in the immediately preceding sentence; (i) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (j) Inventory which has been sold and not delivered to a customer, provided, that, Layaway Inventory shall be deemed Eligible Inventory to the extent that it meets all other criteria set forth in this Section 1.14; (k) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (l) damaged and/or defective Inventory; (m) Inventory held for return to vendors; (n) Inventory returned by customers and not held for resale or otherwise used by a customer; (o) Inventory consisting of samples and not held for resale; (p) display Inventory; (q) that portion of the Value of Inventory attributable to markdowns not posted to the Inventory retail system due to month-end cut-off, or to unearned discounts; and (r) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in its reasonable credit judgment. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

      1.15 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      1.16 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.17 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its affiliates under Section 414(b) or 414(c) of the Code or, for purposes of Section 412 of the Code, Sections 414(m) or 414(o) of the Code.

      1.18 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

      1.19 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to:

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            (a)   the lesser of (i) the amount of the Revolving Loans available to Borrower as of such time (based on the applicable advance rate set forth in Section 2.1 (a)(i) hereof multiplied by the Retail Sales Price or Appraised Inventory Value of Eligible Inventory, as applicable, as determined by Lender), subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit, minus

            (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, (ii) the aggregate amount of all trade payables of Borrower which are more than sixty (60) days past due as of such time, (iii) the aggregate amount of Borrower's book overdrafts, and (iv) the aggregate amount of Borrower's past due lease and notes payable.

      1.20 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.21 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

      1.22 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

      1.23 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

      1.24 "Inventory Advance Rate" shall mean the advance rate applicable to Eligible Inventory as determined in accordance with Section 2.1(a)(i).

      1.25 "Layaway Inventory" shall mean Inventory of Borrower for which a customer of Borrower has made a cash deposit towards the purchase of such Inventory and Borrower has retained title and possession of such Inventory.

      1.26 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued, opened or provided by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

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

      1.27  "Loans" shall mean the Revolving Loans.

      1.28 "Maximum Credit" shall mean, with reference to the Revolving Loans, and the Letter of Credit Accommodations, the amount of Eight Million Dollars ($8,000,000).

      1.29 "Obligations" shall mean any and all Revolving Loans, the Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

      1.30 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

      1.31 "Participant" shall mean any person which at any time participates with Lender in respect of the Loans, the Letter of Credit Accommodations or other Obligations or any portion thereof.

      1.32 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

      1.33 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, limited liability company, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.34 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

      1.35 "Purchase Agreements" shall mean, individually and collectively, the Asset Purchase Agreement of even date herewith between Borrower and Seller, together with bills of sale, quitclaim deeds, assignment and assumption agreements and such other instruments of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; provided, that, the term "Purchase Agreements" as used herein shall not include any of the "Financing Agreements" as such term is defined herein.

      1.36 "Purchased Assets" shall mean all of the assets and properties acquired by Borrower from Seller pursuant to the Purchase Agreements.

      1.37 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

      1.38 "Retail Sales Price" shall mean the retail sales price as reflected in the Borrower's MIS System, net of markdowns from the original retail sales price with respect thereto, for the types, categories and styles of inventory included in the Eligible Inventory of Borrower.

      1.39 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

      1.40 "Seller" shall mean Variety Wholesalers, Inc., a North Carolina corporation, and its successors and assigns.

      1.41 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost as determined by the retail method of accounting (which method of accounting includes the netting of markdowns from the Retail Sales Price or ticketed sales price under the first-in-first-out method, in accordance with GAAP) or (b) market value.

      1.42 "Year 2000 Problem" shall have the meaning set forth in Section 9.14 hereof.

SECTION 2. CREDIT FACILITIES.

      2.1   Revolving Loans.

            (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

                  (i)   the least of:

                        (A) sixty-five percent (65%) of the Value of the Eligible Inventory;

                        (B) thirty-five percent (35%) of the Retail Sales Price of the Eligible Inventory;or

                        (C) eighty-five percent (85%) of the Appraised Inventory Value of Eligible Inventory; minus

                  (ii) the then undrawn amounts of outstanding Letter of Credit Accommodations; multiplied by the applicable percentages as provided for in
Section 2.2(c)(i)(A) hereof; minus

                  (iii) any Availability Reserves.

            (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines in good faith that: (A) the mix of such Inventory for any period has changed in any materially adverse respect or (B) the Appraised Inventory Value of the Eligible Inventory, or any category thereof, has decreased in any material respect; provided, however, in the event that Lender reduces such lending formula(s) based on a material decrease in the Appraised Inventory Value, pursuant to clause (B) of this Section 2.1(b), Lender shall not further reduce such lending formula(s) pursuant to clause (A) of this Section 2.1(b) based on the same event, condition, contingency or risk that caused such material decrease in the Appraised Inventory Value. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Availability Reserves.

            (c) Except in Lender's discretion, the aggregate amount of the Loans, the Letter of Credit Accommodations and other Obligations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans and Letter of Credit Accommodations or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations and other Obligations exceeds the amounts available under the lending formulas set forth in Section 2.1 (a) hereof, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d), or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

            (d) To the extent Lender may revise the lending formula set forth in Section 2.1 (a) hereof or establish new criteria or revise existing criteria for Eligible Inventory so as to address any circumstance, condition, event or contingency in a manner satisfactory to Lender, Lender shall not establish an Availability Reserve for the same purpose. The amount of any Availability Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as reasonably determined by Lender.

      2.2   Letter of Credit Accommodations.

            (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

            (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one quarter percent (1.25%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month; provided, however, that such letter of credit fee shall be increased, at Lender's option without notice, to three and one quarter percent (3.25%) per annum for the period on or after the date of termination or non-renewal of this Agreement, or the date of the occurrence of an Event of Default. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

            (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrower (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than:

                  (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of:

                        (A) the product of the Value of such Eligible Inventory multiplied by one minus the Inventory Advance Rate under Sections 2.1
(a)(i)(A), (B) or (C) hereof, as applicable; plus

                        (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America; and

                  (ii) if the proposed Letter of Credit Accommodation is for standby letters of credit guaranteeing the purchase of Eligible Inventory or for any other purpose, an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto.

Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to Borrower shall be reduced by the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

            (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed Five Hundred Thousand Dollars ($500,000). At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

            (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise, unless caused by the gross negligence or willful misconduct of Lender, with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

            (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation reasonably made by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not at any time an Event of Default exists or has occurred and is continuing, (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, (iv) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, or (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

            (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit

Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

SECTION 3. INTEREST AND FEES.

      3.1.  Interest.

            (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the rate of three-quarters of one percent (.75%) per annum in excess of the Prime Rate, except that Borrower shall pay to Lender interest, at Lender's option, without notice, at the rate of two and three quarters percent (2.75%) per annum in excess of the Prime Rate:

                  (i) on the non-contingent Obligations for the period from and after the date of termination or non-renewal hereof, or the date of the occurrence of an Event of Default, and for so long as such Event of Default is continuing as determined by Lender and until such time as Lender has received full and final payment of all such Obligations (notwithstanding entry of any judgment against Borrower) and

                  (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default). All interest accruing hereunder on and after the occurrence of any of the events referred to in Sections 3.1(a)(i) or 3.1(a)(ii) above shall be payable on demand.

            (b) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

      3.2 Closing Fee. Borrower shall pay to Lender as a closing fee Eighty Thousand Dollars ($80,000), which fee shall be fully earned as of and payable on the date hereof. Lender and Borrower hereby acknowledge that Borrower has paid to Lender Twenty-Five Thousand Dollars ($25,000) as a deposit against expenses incurred by Lender. Such deposit shall be: (a) retained by Lender and credited to the loan account of Borrower, less the cost of Lender's field examinations, legal fees and other expenses directly related to the loan application and credit review if the loans contemplated hereunder are funded or (b) retained by Lender as a fee in addition to expenses payable by Borrower as set forth in clause (a) hereof if the initial loans contemplated hereunder are not funded prior to April 20,1999, whether as a result of Borrower's election not to do business with Lender or a failure to fulfill any of the conditions of the proposed financing as approved by Lender.

      3.3 Loan Servicing Fee. In addition to any fees or expenses payable by Borrower under Section 9.16 hereof, Borrower shall pay to Lender an annual loan servicing fee in an amount equal to Ten Thousand Dollars ($10,000), in respect of Lender's services for each year (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of the date hereof and on each annual anniversary hereafter, such annual loan servicing fee to be payable on a quarterly basis, in advance, with the first such quarterly payment payable on the date hereof and on the first day of each quarter hereafter.

      3.4   Compensation Adjustment.

            (a) If after the date of this Agreement the introduction of, or any change in, any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance by Lender or any Participant therewith:

                  (i) subjects Lender to any tax, duty, charge or withholding on or from payments due from Borrower (excluding franchise taxes imposed upon, and taxation of the overall net income of, Lender or any Participant), or changes the basis of taxation of payments, in either case in respect of amounts due it hereunder, or

                  (ii) imposes or increases or deems applicable any reserve requirement or other reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender or any Participant, or

                  (iii) imposes any other condition the result of which is to increase the cost to Lender or any Participant of making, funding or maintaining the Loans or Letter of Credit Accommodations or reduces any amount receivable by Lender or any Participant in connection with the Loans or Letter of Credit Accommodations, or requires Lender or any Participant to make payment calculated by references to the amount of loans held or interest received by it, by an amount deemed material by Lender or any Participant, or

                  (iv) imposes or increases any capital requirement or affects the amount of capital required or expected to be maintained by Lender or any Participant or any corporation controlling Lender or any Participant, and Lender or any Participant reasonably determines that such imposition or increase in capital requirements or increase in the amount of capital expected to be maintained is based upon the existence of this Agreement or the Loans or Letter of Credit Accommodations hereunder, all of which may be determined by Lender's reasonable allocation of the aggregate of its impositions or increases in capital required or expected to be maintained, and the result of any of the foregoing is to increase the cost to Lender or any Participant of making, renewing or maintaining the Loans or Letter of Credit Accommodations, or to reduce the rate of return to Lender or any Participant on the Loans or Letter of Credit Accommodations, then upon demand by Lender, Borrower shall pay to Lender, and continue to make periodic payments to Lender or any Participant, such additional amounts as may be necessary to compensate Lender or any Participant for any such additional cost incurred or reduced rate of return realized.

            (b) A certificate of Lender claiming entitlement to compensation as set forth above will create a rebuttable presumption that it is conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid and the compensation and the method by which such amounts were determined. In determining any additional amounts due from Borrower under this
Section 3.4, Lender shall act reasonably and in good faith and will, to the extent that the increased costs, reductions, or amounts received or receivable relate to the Lender's or a Participant's loans or commitments generally and are not specifically attributable to the Loans and commitments hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all loans and commitments under this Agreement by the Lender or such Participant, as the case may be, whether or not the loan documentation for such other loans and commitments permits the Lender or such Participant to receive compensation costs of the type described in this Section 3.4.

SECTION 4. CONDITIONS PRECEDENT.

      4.1 Conditions Precedent to Initial Loans and the Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

            (a) Lender shall have received, in form and substance satisfactory to Lender, evidence that the Purchase Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Purchase Agreements have been consummated prior to or contemporaneously with the making of the initial Loans to Borrower hereunder; it being understood by the parties hereto that if the transactions contemplated under the terms of the Purchase Agreements are not consummated on or before April 20, 1999, notwithstanding any provision to the contrary contained in this Agreement or the other Financing Agreements (including, but not limited to Section 12.1(b) hereof), neither Lender nor Borrower shall have any obligations to the other party hereunder or under the other Financing Agreements; provided, however, that in such event, Borrower hereby agrees to pay and satisfy in full the obligations of ING Equity Partners II, L.P. and its successors or assigns to pay Lender's costs and expenses under that certain Proposal Letter Agreement dated as of February 25,1999 addressed to George Bellino of The Bellino Group, and that this Agreement and the other Financing Agreements shall terminate as of the date of such event;

            (b) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination of any interest in and to any assets and properties of Borrower, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC termination statements for all UCC financing statements and Lender shall have satisfied itself that it has valid, perfected and first priority security interests in and liens upon the Collateral and any other property which is intended as security for the Obligations or the liability of any Obligor in respect thereto, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

            (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

            (d) no material adverse change shall have occurred in the assets or business prospects of Borrower or the Allied Fashion for Less division of Seller since the date of Lender's latest field examination and no change or event shall have occurred which would materially impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

            (e) Lender shall have completed a field review of the Records and of such other financial information, projections, budgets, business plans, cash flows as Lender shall reasonably request from time to time, including, but not limited to, current agings of receivables, current perpetual inventory records and/or rollforwards of Accounts and Inventory through the date of closing (including a physical count of the Inventory by a third party acceptable to Lender), together with supporting documentation, including documentation with respect to Inventory in-transit, goods in bonded warehouses or at other third-party locations, that will enable Lender to accurately identify and verify the Eligible Inventory at or before the date hereof in a manner reasonably satisfactory to Lender, the results of which shall be reasonably satisfactory to Lender;

            (f) Borrower shall have used its best efforts to obtain, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from lessors of all premises leased by Borrower, acknowledging Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

            (g) all Credit Card Processors shall have been irrevocably directed by the parties to Credit Card Agreements, and such Credit Card Processors shall agree, that all proceeds of Credit Card Receivables shall be remitted to the Blocked Account;

            (h) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

            (i) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Purchase Agreements, the Financing Agreements and the security interests and liens of Lender with respect to the Collateral and such other matters as Lender may reasonably request;

            (j) the Borrower shall have Excess Availability, as determined by Lender as of the date hereof, in an amount not less than One Million Five Hundred Thousand Dollars ($1,500,000) after giving effect to the initial Loans made or to be made hereunder and the payment of all fees and expenses payable upon the consummation of the initial transactions contemplated by this Agreement, and provided that Borrower's accounts payable, notes and leases payable and book overdrafts (including those acquired or to be acquired by Borrower from Allied Fashion for Less) are acceptable to Lender in all respects;

            (k) Crestar Bank, Lender and Borrower shall have entered into an agreement, pursuant to which Crestar Bank has acknowledged Lender's security interests in the funds deposited into Borrower's collection account with Crestar Bank and has agreed to direct all such funds to the Blocked Account or as Lender otherwise directs;

            (l) Lender shall have received, in form and substance satisfactory to Lender, an executed copy of a Blocked Account agreement, pursuant to Section 6.3(a)(ii) hereof, among Lender, Borrower and First Union National Bank;

            (m) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender;

            (n) Lender shall have received, in form and substance satisfactory to Lender, an estimated pro-forma balance sheet of Borrower reflecting the initial transactions contemplated hereunder, including, but not limited to, (i) the consummation of the acquisition of the Purchased Assets by Borrower from Seller and the other transactions contemplated by the Purchase Agreements and
(ii) the Loans and Letter of Credit Accommodations provided by Lender to Borrower on the date hereof and the use of the proceeds of the initial Loans as provided herein, accompanied by a certificate, dated of even date herewith, of the chief financial officer of Borrower stating that such pro-forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate;

            (o) Lender shall have received, in form and substance satisfactory to Lender, evidence that Borrower has received net cash proceeds from a cash equity capital contribution to Borrower of not less than Six Million Eight Hundred Ninety-Five Thousand Dollars ($6,895,000) and such proceeds have been applied to the purchase price of the Purchased Assets payable pursuant to the Purchase Agreements;

            (p) the conditions precedent set forth in this Section 4.1 shall have been satisfied and the initial funding of the Loans contemplated hereunder shall have occurred on or prior to April 20,1999;

            (q) Lender shall have received the Information Certificate executed by Borrower and a certificate, in form and substance satisfactory to Lender, certifying that all representations and warranties contained herein and in the other Financing Agreements, including, without limitation, the information set forth in the Information Certificate and the Schedules hereto, are true and correct in all material respects and any exceptions to such certificate or changes to the Information Certificate or Schedules hereto (other than changes to

Schedule 8.7 deleting therefrom Borrower's violation of certain regulations of the Occupational Safety and Hazard Act of 1970, as amended) shall be acceptable to Lender in its sole discretion;

            (r) receipt of physical inventory count results as conducted by an independent third party reasonably acceptable to Lender;

            (s) Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, that any funds released by the Escrow Agent under the Purchase Price Escrow Agreement (as defined in the Purchase Agreements) to Borrower shall be paid directly into the Payment Account; and

            (t) if Borrower acquires any federally registered trademarks or the rights to any applications therefor pending with the United States Patent and Trademark Office from Seller pursuant to the Purchase Agreements, Borrower shall have executed a Collateral Assignment of Trademarks, in form and substance satisfactory to Lender, in favor of Lender with respect to such existing or future trademarks.

      4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

            (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

            (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

      4.3 Condition Subsequent to Initial Loans and Letter of Credit Accommodations.

            Within sixty (60) days of the date that the initial Loans contemplated hereunder are made, each of the depository banks used by Borrower's retail store locations for the deposit of receipts from the sale of merchandise or for the deposit of other proceeds of Collateral and other property which is security for the Obligations shall have been notified of Lender's security interests therein and shall have been irrevocably authorized and directed to send all funds on deposit with such banks only to the Blocked Account or as Lender otherwise directs, and the failure to complete this condition to Lender's satisfaction within the time frame set forth herein shall constitute an Event of Default.

SECTION 5. GRANT OF SECURITY INTEREST.

      To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

      5.1 Accounts, Credit Card Receivables and other indebtedness owed to the Borrower;

      5.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, chooses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property, letters of credit, proceeds of letters of credit, bankers' acceptances and guaranties;

      5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts, Credit Card Receivables, and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts, Credit Card Receivables, or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and
(d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

      5.4   Inventory;

      5.5   Equipment;

      5.6   Records; and

      5.7 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6. COLLECTION AND ADMINISTRATION.

      6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, all Letter of Credit Accommodations and all other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and

(c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

      6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

      6.3   Collection of Accounts.

            (a) Borrower shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 6.3 and after prior written notice to Lender, such other banks as Borrower may hereafter select as are acceptable to Lender. The banks set forth on Schedule 6.3 constitute all of the banks with whom Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a retail store location of Borrower or otherwise describes the nature of the use of such deposit account by Borrower.

                  (i) Borrower shall deposit all proceeds from sales of Inventory in every form (including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slip or receipts and other forms of daily store receipts) from each retail store location of Borrower, and all other proceeds of Collateral, on each Business Day into the deposit accounts of Borrower used solely for such purpose and identified to each retail store location as set forth on Schedule 6.3. Borrower shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, each of the banks into which proceeds from sales of Inventory from each retail store location of Borrower and any and all other proceeds of Collateral are at any time deposited as provided above to send by wire transfer on a daily basis all funds deposited in such account, and shall irrevocably authorize and direct in writing its account debtors, Credit Card Issuers and Credit Card Processors to directly remit payments on its Accounts, Credit Card Receivables and all other payments constituting proceeds of Inventory to the Blocked Accounts described in
Section 6.3(a)(ii) below. Such authorizations and directions shall not be rescinded, revoked or modified without the prior written consent of Lender.

                  (ii) Borrower shall establish and maintain, at its expense, pursuant to an agreement described in the following sentence, a blocked account with such bank or banks as are acceptable to Lender (each a "Blocked Account" and collectively the "Blocked Accounts"). Each bank at which a Blocked Account is established shall enter into an agreement, in form and substance satisfactory to Lender, providing (unless otherwise agreed to by Lender) that all items received or deposited in such Blocked Account are the Collateral of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein, and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into such Blocked Account to such bank account of Lender as Lender may from time to time designate for such purpose (the "Payment Account"). Borrower agrees that all amounts deposited in the Blocked Account[s] or other funds received and collected by Lender, whether as proceeds of Inventory, the collection of Accounts or other Collateral or otherwise shall be the Collateral of Lender.

            (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the Business Day following the date of receipt of immediately available funds by Lender in the Payment Account, or on the Business Day following the date of receipt of funds that are not immediately available to Lender in the Payment Account, as applicable. For purposes of calculating the amount of the Revolving Loans available to Borrower such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next Business Day. If no monetary obligations by Borrower are outstanding on any day, Borrower shall pay interest at the applicable rate set forth in Section 3.1(a) on the amount of any payments or other funds that are received by Lender (irrespective of the characterization whether receipts are owned by Lender or Borrower) for such day.

            (c) Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts and all forms of daily store receipts or any other payment relating to and/or proceeds from sales of Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall any such monies, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts or other payments be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person, unless such payment or indemnification obligation of Lender was a result of Lender's gross negligence or willful misconduct. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

      6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan accounts of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and docs hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This
Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 1:45 p.m. (New York time) on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

      6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for the acquisition under the Purchase Agreements and for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7. COLLATERAL REPORTING AND COVENANTS.

      7.1 Collateral Reporting. Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

            (a) on a monthly basis, on or before the tenth (10th) Business Day after the closing date for the immediately preceding monthly period for such period or more frequently Lender may reasonably request:

                  (i)   perpetual inventory reports;

                  (ii)  inventory reports by category;

                  (iii) summary agings of accounts payable, lease payables and other payables;

                  (iv)  summary reports of sales for each category of Inventory;

                  (v) summary reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals;

                  (vi) reports on Accounts, Credit Card Receivables, and other indebtedness owed to Borrower, including aggregate outstanding amounts by category, payments, accruals and returns and other credits;

                  (vii) a certificate from an authorized officer of Borrower representing that Borrower has made payment of sales and use taxes during such month or, at Lender's request, other evidence of such payment; and

                  (viii) a schedule of the Inventory of Borrower by retail store and warehouse location of Borrower, setting forth the aggregate cost and Retail Sales Price of such Inventory located at each such retail store or warehouse location;

            (b) on the Monday of each week, as of the immediately preceding Business Day, or more frequently as Lender may reasonably request, a schedule of the Inventory of Borrower, setting forth the aggregate cost and Retail Sales Price of such Inventory;

            (c) on the Monday of each week for the immediately preceding week ending on the close of business on the Friday of that week or more frequently as Lender may reasonable request:

                  (i) reports of deposits in each of Borrower's depository accounts and in the Blocked Account and amounts retained by Borrower, together with the separate amounts thereof arising from cash sales, Credit Card Receivables;

                  (ii) except as otherwise agreed in writing by Lender, reports of the costs and other information as required by Lender of Inventory and other goods which are either acquired by Borrower with Letter of Credit Accommodations which are the subject of bills of lading and which have not been delivered to Borrower at the permitted locations of Eligible Inventory in the United States;

                  (iii) summary reports of sales of Inventory, indicating gross sales, returns, allowances and net sales; and

                  (iv) summary reports of all Inventory purchases (including all costs related thereto, such as freight, duty and taxes) and identifying items of Inventory in transit to Borrower related to the applicable documentary letter of credit and/or bill of lading number,

            (d) on a quarterly basis, on or before the tenth (10th) Business Day after the end of each of Borrower's fiscal quarters for the immediately preceding fiscal quarter period, or more frequently as Lender may reasonably request:

                  (i) reports by retail store location of sales and operating profits for each such retail store location; and

                  (ii)  agings of accounts receivable;

            (e)   upon Lender's reasonable request:

                  (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements;

                  (ii)  copies of shipping and delivery documents;

                  (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower; and

                  (iv) the results of periodic counts of Inventory performed by an independent firm satisfactory to Lender,

            (f) as soon as available, but in any event not later than ten (10) days after receipt by Borrower, the monthly statements received by Borrower from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Lender to monitor the transactions pursuant to the Credit Card Agreements; and

            (g) such other reports as to the Collateral or other property which is security for the Obligations, projections, budgets, business plans, statements of cash flow and other information as Lender shall reasonably request from time to time.

If any of Borrower's records or reports of the Collateral or other property which is security for the Obligations are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

      7-2   Accounts Covenants.

            (a) No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Credit Card Issuer or Credit Card Processor except in the ordinary course of Borrower's business in accordance with its most recent past practices and policies. So long as no Event of Default exists or has occurred and is continuing, Borrower may settle, adjust or compromise any claim, offset, counterclaim or dispute with any Credit Card Issuer or Credit Card Processor in the ordinary course of Borrower's business in accordance with its most recent past practices and policies. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

            (b)   Borrower shall notify Lender promptly of:

                  (i) any notice of a material default by Borrower under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to Borrower,

                  (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements; and

                  (iii) the failure of Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to Borrower.

            (c)   With respect to each Account:

                  (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete;

                  (ii) no payments shall be made thereon except payments delivered to Lender pursuant to the terms of this Agreement;

                  (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Credit Card Issuer or Credit Card Processor, except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender; and

                  (iv) none of the transactions giving rise thereto will violate any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (d) Lender may, at any time or times that an Event of Default exists or has occurred:

                  (i) notify any or all account debtors, Credit Card Issuers and Credit Card Processors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors, Credit Card Issuers and Credit Card Processors to make payments of Accounts directly to Lender,

                  (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations;

                  (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof or for the negligence of its agents or attorneys with respect thereto except, for, Lender's failure to collect or enforce the foregoing due to Lender's gross negligence or intentional misconduct; and

                  (iv) take whatever other action Lender may deem reasonably necessary or desirable for the protection of its interests.

At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor, Credit Card Issuer or Credit Card Processor shall state that the Accounts due from such account debtor, Credit Card Issuer or Credit Card Processor and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

      7.3   Inventory Covenants. With respect to the Inventory:

            (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor, the Retail Sales Price thereof and daily withdrawals therefrom and additions thereto;

            (b) Borrower shall cause a third party firm reasonably acceptable to Lender to conduct a complete physical count of the Inventory at a minimum of once over every twelve (12) month period (whether by cycle count or otherwise), except, that, (i) upon the occurrence of an Event of Default which results in an acceleration of payment of all Obligations pursuant to Section 10.2(b) hereof, such physical count shall be conducted at any time Lender may request and (ii) upon the occurrence of an Event of Default which does not result in such acceleration of payment of all Obligations, such physical count shall be conducted at any time as Lender may request but no more than once in any three (3) month period, and promptly following any such physical count, such firm shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count;

            (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location;

            (d) upon Lender's request, Borrower shall, at its expense, no more than one time in any twelve (12) month period, but at any time or times as Lender may request upon the occurrence of an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely (with the understanding that Lender may establish Availability Reserves as Lender may deem advisable in its reasonable discretion based upon the results of such updated appraisals in accordance with Section 1.4 and 2.1 hereof);

            (e) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);

            (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory;

            (g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory with the exception of Inventory sold in the ordinary course of Borrower's business subject to Borrower's normal and customary return policy;

            (h) Borrower shall keep the Inventory in good and marketable condition;

            (i) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval except as set forth on Schedule 7.3(1) hereto; and

            (j) upon the occurrence of an Event of Default, Borrower shall not return any Inventory to its vendors without the prior consent of Lender.

      7.4   Equipment Covenants. With respect to the Equipment:

            (a) upon Lender's request, Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender;

            (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted);

            (c) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws;

            (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use;

            (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one such location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business;

            (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and

            (g) Borrower assumes all responsibility and liability arising from the use of the Equipment

      7.5 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to:

            (a) at any time an Event of Default or event with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing;

                  (i) demand payment on Accounts or other proceeds of Inventory or other Collateral;

                  (ii) enforce payment of Accounts, Credit Card,Receivables or other obligations included in the Collateral by legal proceedings or otherwise;

                  (iii) exercise all of Borrower's rights and remedies to collect any Account, Credit Card Receivables or other proceeds of Inventory or other Collateral;

                  (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable;

                  (v)   settle, adjust, compromise, extend or renew an Account;

                  (vi) discharge and release any Account, Credit Card Receivables or other obligations included in the Collateral;

                  (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor;

                  (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower; and

                  (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements; and

            (b) at any time, subject to the terms of the agreement(s) relating to the Blocked Account(s) to:

                  (i) take control in any manner of any item of payment or proceeds thereof;

                  (ii) have access to any lockbox or postal box into which Borrower's mail is deposited;

                  (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations;

                  (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or Credit Card Receivables or any goods pertaining thereto or any other Collateral;

                  (v) sign Borrower's name on any verification of Accounts or Credit Card Receivables and notices thereof to account debtors; and

                  (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto.

Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

      7.6 Right to Cure. Lender may, at its option: (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower; (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral; and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section
7.6 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

      7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower:

            (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after reasonable notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records;

            (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request; and

            (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and Credit Card Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

      Borrower hereby represents and warrants to Lender as of the date of the initial funding of the Loans, the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and the providing of Letter of Credit Accommodations by Lender to Borrower:

      8.1 Corporate Existence, Power and Authority; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any subsidiaries except as set forth on the Information Certificate.

      8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been delivered by Borrower to Lender have been prepared consistent with previous accounting policies and practices (which were established to enable the inclusion of the financial statements of the Allied Fashion for Less division with and into the consolidated financial statements of Seller, which were prepared in accordance with GAAP) and fairly present the financial condition and the results of operations of Borrower as of the dates and for the periods set forth therein; it being understood by Lender that the working capital of

Borrower as set forth in such financial statements have been calculated by the accounting firm of Deloitte and Touche. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent financial statements furnished by Borrower to Lender prior to the date of this Agreement.

      8.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in
Schedule 8.3 hereto, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. Schedule 8.3 correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

      8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on
Schedule 8.4 hereto or permitted under Section 9.8 hereof.

      8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

      8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets or business of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

      8.7 Compliance with Other Agreements and Applicable Laws. Except as otherwise set forth on Schedule 8.7 hereto, Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

      8.8   Acquisition of Purchased Assets.

            (a) The Purchase Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Lender and consented to in writing by Lender) of all conditions precedent set forth therein and giving effect to the terms of the Purchase Agreements and the assignments to be executed and delivered by Seller (or any of its affiliates or subsidiaries) thereunder, and, except as set forth on Schedule 8.8 hereto, Borrower acquired and has good and marketable title to the Purchased Assets, free and clear of all claims, liens, pledges and encumbrances of any kind, except as permitted hereunder.

            (b) All actions and proceedings, required by the Purchase Agreements, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

            (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Purchase Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Agreements.

            (d) Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Purchase Agreements.

      8.9   Capitalization.

            (a) Ninety-seven percent (97%) of the primary issued and outstanding shares of capital stock of Borrower are directly and beneficially owned and held by Hampshire Equity Partners II, L.P. (as successor in interest to ING Equity Partners II, L.P.). All issued and outstanding shares of capital stock of Borrower have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

            (b) Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower at a fair valuation and at their present fair salable value are, and will be, greater than the Indebtedness of Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

            (c) Hampshire Equity Partners II, L.P. (as successor in interest to ING Equity Partners II, L.P.) has on or before the date that the initial Loans are funded hereunder, made a cash equity capital contribution to Borrower in an aggregate amount not less than Six Million Eight Hundred Ninety-Five Thousand Dollars ($6,895,000) as consideration for shares of capital stock of Borrower consisting of common stock and the proceeds of such cash equity capital contribution have been applied, contemporaneously herewith, to the purchase price for the Purchased Assets.

      8.10  Employee Benefits.

            (a) Borrower has not engaged in any transaction in connection with which Borrower or any of its ERISA Affiliates is subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

            (b) No liability to the Pension Benefit Guaranty Corporation (other than liability for premiums) has been or is expected by Borrower to be incurred with respect to any employee pension benefit plan of Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(c) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrower or any of its ERISA Affiliates which presents a material risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

            (c) Full payment has been made of all amounts which Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such employee pension benefit plan.

            (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

            (e) Neither Borrower nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

      8.11 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

      8.12 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS.

      9.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender forty-five (45) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

      9.2 New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender forty-five (45) days prior written notice of the intended opening of any such new location, and
(b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements and, if Borrower leases such new location, uses its best efforts to provide a landlord waiver or subordination in form and substance reasonably satisfactory to Lender, or, in the alternative, Lender may apply an Availability Reserve, all in a manner consistent with the Availability Reserve established to cover rent as defined in Section 1.4 hereof.

      9.3   Compliance with Laws, Regulations, Etc. Except as provided on
Schedule 8.7 hereto, Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

      9.4 Payment of Taxes and Claims. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. If, at any time, Lender assigns, or sells participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to a foreign financial institution or other foreign Person, Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.5 Insurance. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance; provided, that, so long as no Event of Default exists or has occurred and is continuing, Lender shall not amend such insurance so as to reduce the amounts of coverage without the consent of Borrower. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

      9.6   Financial Statements and Other Information.

            (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to
Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, if Borrower has any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of

Borrower and its subsidiaries as of the end of and through such fiscal month;
(ii) within thirty (30) days after the end of each calendar month, a store-by-store profitability report for each of Borrower's retail locations; and
(iii) within one hundred twenty (120) days after the end of each fiscal year, audited consolidated financial statements and, if Borrower has any subsidiaries, audited consolidating financial statements of Borrower and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its subsidiaries as of the end of and for the fiscal year then ended.

            (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and
(ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

            (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all financial reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

            (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information in respect of the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

           (e) Borrower shall deliver, or cause to be delivered, to Lender, within ninety (90) days from the date hereof, an opening balance sheet of Borrower after giving effect to the transactions contemplated by this Agreement and the Purchase Agreements, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, to the effect that such opening balance sheet has been prepared in accordance with GAAP and presents fairly the financial condition of Borrower as of such date.

      9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business, (ii) the sale or other disposition of Equipment in the event of a store closure, and (iii) the disposition of Equipment so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender (B) such sales do not involve Equipment having an aggregate fair market value in excess of One Hundred Thousand Dollars ($ 100,000) for all such Equipment disposed of in any fiscal year of Borrower and (C) Borrower reinvests the proceeds from the sale of such Equipment (other than worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower) to benefit the ordinary business purpose of Borrower), or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

      9.8 Encumbrances. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a) the liens and security interests of Lender, (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books; (c) security deposits in the ordinary course of business; (d) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which arc fully insured and being defended at the sole cost and expense and at the sole risk of the insurer (subject to applicable deductibles) or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (e) liens in favor of credit card processors with respect to Credit Card Receivables processed by them; (f) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (g) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate or other security interests in equipment or fixtures so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (h) deposits of cash with the owner or lessor of premises leased by Borrower, and (i) the security interests and liens set forth on Schedule 8.4 hereto.

      9.9 Indebtedness. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

            (a)   the Obligations;

            (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;

            (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

            (d) unsecured indebtedness to former employees of Borrower in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time, provided, that, (i) such indebtedness shall at all times be evidenced by a promissory note, containing terms and conditions satisfactory to Lender, including, without limitation, a provision subordinating the right of payment of such indebtedness to the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations, (ii) Borrower shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, except that until an Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, Borrower may make regularly scheduled payments of principal and interest in accordance with the terms of such agreement or instrument as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

            (e) obligations or indebtedness set forth on the Information Certificate; provided, that, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) except as otherwise permitted under this Agreement, redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

      9.10 Loans, Investments, Guarantees, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of usiness; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of the Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated Al or P1; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) the loan to Ted Boswell and George Bellino in an amount not to exceed Thirty-Five Thousand Dollars ($35,000) in the aggregate as evidenced by a promissory note; and (d) the guarantees set forth in the Information Certificate.

      9.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except Borrower may redeem shares of capital stock owned by the management employees of Borrower, provided, that, (a) no Event of Default exists, or has occurred and is continuing (b) no more than Five Hundred Thousand Dollars ($500,000) is paid by Borrower to its employees in any twelve (12) month period to redeem such stock and (c) Excess Availability is not less than One Million Dollars ($1,000,000) after giving effect to such redemption.

      9.12 Transactions with Affiliates. Borrower shall not enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person, except so long as an Event of Default does not exist or has occurred and is continuing, Borrower may pay Hampshire Equity Partners II, L.P. a management fee not to exceed One Hundred Twenty Thousand Dollars ($120,000) in any fiscal year of Borrower.

      9.13 Compliance with ERISA. Borrower shall not with respect to any "employee pension benefit plans" maintained by Borrower or any of its ERISA
Affiliates:

            (a) (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA; (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under
Section 4975 of the Code or ERISA; (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code the terms of such plan; (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan; (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation; or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

            (b) As used in this Section 9.13, the term "employee pension benefit plans," "employee benefit plans," "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and ERISA.

      9.14 Year 2000 Matter. The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999). Based on such review and program, the Borrower believes that the "Year 2000 Problem", to the extent resulting from a deficiency in the hardware or software operated by the Borrower, will not have a material adverse effect on the Borrower, and that such program to address the "Year 2000 Problem" shall have been resolved in all material respects by June 30, 1999. From time to time, at the request of the Lender, the Borrower shall provide to the Lender such updated information of documentation as is requested regarding the status of their efforts to address the "Year 2000 Problem".

      9.15 Adjusted Tangible Net Worth. Borrower shall, at the end of each fiscal quarter of Borrower, maintain Adjusted Tangible Net Worth of not less than (i) Adjusted Tangible Net Worth as calculated by Deloitte & Touche in their opening audited balance sheet, minus (ii) One Million Two Hundred Fifty Thousand Dollars ($1,250,000). In no event shall Adjusted Tangible Net Worth be less than One Million Dollars ($1,000,000).

      9.16 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);(b) costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs incurred by Lender's examiners in the conduct of their periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

      9.17 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing on behalf of Borrower that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES.

      10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default," and collectively as "Events of Default":

            (a)   Borrower fails to pay when due any of the Obligations;

            (b) Borrower fails to perform any of the covenants contained in Sections 9.1, 9.2, 9.3, 9.4, 9.6, 9.13, 9.14, 9.15 and 9.16 of this Agreement and such failure shall continue for fifteen (15) days; provided, that, such fifteen (15) day period shall not apply in the case of: (i) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) day period or which has previously been the subject of a prior failure within the prior twelve (12) months period or (ii) an intentional breach by Borrower of any such covenant;

            (c) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements (other than the covenants set forth in Section 10.1(b) above) and such failure shall continue for five (5) Business Days; provided; that, such five (5) Business Day period shall not apply in the case of: (i) any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such five (5) Business Day period or which has previously been the subject of a prior failure within the prior twelve
(12) month period or (ii) an intentional breach by Borrower of such term, covenant, condition or provision;

            (d) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

            (e) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

            (f) any judgment for the payment of money is rendered against Borrower in excess of Fifty Thousand Dollars ($50,000) in any one case or in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any material judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

            (g) Borrower or any Obligor, which is a partnership, limited liability company, or corporation, dissolves or suspends or discontinues doing business;

            (h) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

            (i) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

            (j) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or for all or any Obligor or any part of its property;

            (k) any default by Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of One Hundred Fifty Thousand Dollars ($150,000) which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

            (l) Hampshire Equity Partners II, L.P. shall own or otherwise control less than 50.1% of all issued and outstanding voting stock of Borrower;

            (m) the indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or the commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor;

            (n) there shall be a material adverse change in the business or assets of Borrower or any Obligor after the date hereof; or

            (o) there shall be an event of default under any of the other Financing Agreements.

      10.2  Remedies.

            (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

            (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation:

                  (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(i) and 10.1(j), all Obligations shall automatically become immediately due and payable);

                  (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral;

                  (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or ail of the Collateral at any place and time designated by Lender;

                  (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral;

                  (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose;

                  (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto,public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower, and/or

                  (vii) terminate this Agreement.

If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

            (c) Lender shall apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

            (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice: (i) cease making Loans or arranging Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower, and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.

      11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial
            Waiver.

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law); provided, however, with respect to perfecting Lender's security interest and lien on the deposit accounts of Borrower, such acts shall be governed by the Uniform Commercial Code of the State of California (without giving effect to principles of conflicts of law.

            (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the state courts of the County of New York, State of New York and of the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

            (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited hi the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts.

            (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS

AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

      11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      11.4 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.4 may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS.

      12.1  Term.

            (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof. Regardless of the timing of termination, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon me effective date of termination of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 3:00 p.m., New York time.

            (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

            (c) If for any reason this Agreement is terminated prior to the end of the then current term or any agreed upon renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                    Amount                                                 Period
           ------------------------                     ---------------------------------------------
(i)        1% of the Maximum Credit                     from the date of this Agreement to and
                                                        including the first anniversary of this
                                                        Agreement

(ii)       1% of the Maximum Credit                     from the day after the first anniversary
                                                        of this Agreement to and including the second
                                                        anniversary of this Agreement

                     Amount                                             Period
           ------------------------                     ---------------------------------------
(iii)      0.5% of the Maximum Credit                   from the day after the second
                                                        anniversary of this Agreement to and
                                                        including the end of the term of this
                                                        Agreement.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(i) and 10.1(j) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code; provided, however, if Lender waives such Event of Default, does not exercise its rights to terminate this Agreement and continues financing Borrower, such early termination fee shall not be due and payable by Borrower at such time. The early termination fee provided for in this Section
12.1 shall be deemed included in the Obligations.

      Notwithstanding the foregoing, the early termination fee shall be waived
(a) after the first anniversary of this Agreement, if the termination is due to the refinancing of the Obligations by First Union National Bank and if there is no Event of Default or event or circumstance which, with notice or passage of time or both, would become an Event of Default under this Agreement or (b) if Borrower chooses to exercise the right to terminate this Agreement and the other Financing Agreements upon any assignment by Lender of its rights or obligations under or related to this Agreement or the other Financing Agreements to a non-U.S. Lender, defined as any Lender that is not a "United States person," within the meaning of Section 7701(a)(30) of the Code.

      12.2 Notices. All notices, requests and demands hereunder shall be in writing and: (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision; and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

      12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements
(a) to any of its present and future domestic subsidiaries or affiliates that are in the business of making loans or otherwise have arrangements for the making of loans or (b) to the extent of the interests of Participants as provided herein, or (c) upon the merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of its business, loan portfolio or other assets or (d) at any time an Event of Default shall exist or have occurred and be continuing or (e) with the consent of Borrower, which shall not be unreasonably withheld, delayed or conditioned. In addition, Lender may sell participations in any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other Person.

      12.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

      12.6 Confidentiality. Lender hereby agrees that all written or oral information disseminated by Borrower to Lender concerning Borrower, now or hereafter is confidential (the "Confidential Information"). The Confidential
Information: (i) shall be kept confidential by Lender and will not be disclosed, divulged or provided to any Person without Borrower's prior written consent; provided, however, that the Confidential Information may be disclosed: (A) to Lender's officers and employees or any of Lender's affiliated companies' officers and employees, independent attorneys, accountants, loan participants and appraisers who need to know such Confidential Information for the purpose of evaluating the financing of Borrower hereunder; or (B) if such disclosure is required by operation of law, and (ii) shall not be deemed to include information which: (A) is public knowledge or becomes generally available to the public; (B) becomes available to Lender, on a non-confidential basis, from Borrower or its agents; or (c) is in Lender's possession prior to disclosure by Borrower.

      12.7 Publicity. Lender may publish a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement with Borrower's consent, which shall not be unreasonably withheld.

            IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                         BORROWER

CONGRESS FINANCIAL CORPORATION                 ALLIED FASHION, INC.
(SOUTHWEST)

By:/s/ Frederick P. Kiehne                     By: /s/ Olivier C. Trouveroy
   -----------------------                         ------------------------
Name:Frederick P. Kiehne                       Name:Olivier C. Trouveroy
     --------------------                           -----------------------
Title:Vice President                           Title:Executive Vice President
      -------------------                            ------------------------

Address:                                       Chief Executive Office:

1201 Main Street, Suite 1625                   102 Fahm Street
Dallas, Texas 75202                            Savannah, Georgia 31401

                             INFORMATION CERTIFICATE
                                       OF
                              ALLIED FASHION, INC.

                                                              Dated:_______199__
Congress Financial Corporation (Western)
225 South Lake Avenue Suite 1000
Pasadena, CA 91101

In order to assist you in the continuing evaluation of the financing you are considering for Allied Fashion Inc. ("the Corporation"), and to expedite the preparation of any documentation which may be required, and to induce you to provide such financing to the Corporation, we represent and warrant to you the following information about the Corporation, its organizational structure and other manners of interest to you:

1. The full and exact name of the Corporation as set forth in its Certificate of Incorporation is: Allied Fashion, Inc.

2. The Corporation uses and owns the following trade name(s) in the operation of its business (i.e. billing, advertising, etc.): (Note, do not include names which are product names only):

      Allied Fashion for kids, Allied Department Store, Allied Kidswear, Kidswear, Sugar Grove, ALady fashions, APlus Fashions, Mad Mervin's

3. The date of incorporation of the Corporation was March 3, 1999, under the laws of the State of Delaware, and the Corporation is in good standing under those laws.

      Check one: Correct [X] Incorrect[ ]. If incorrect, explain:
      __________________________________________________________________________
      __________________________________________________________________________

4. The Corporation has never been involved in a bankruptcy or reorganization. Check one: Correct[X] Incorrect[ ]. If incorrect, explain:
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

5. The Corporation is duly qualified and authorized to transact business as a foreign corporation in the following states and is in good standing in such states:

      Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina

6. Since the date of incorporation, the corporate name of the Corporation has been changed as follows: Check, if appropriate: Not Applicable [X]

7. Since the date of incorporation, the Corporation has made or entered into the following mergers or acquisitions: Check. if appropriate: None, Acquisition of the Allied Division of Variety Wholesalers, Inc., as of the date hereof.

8.    The chief executive office of the Corporation is located at:
      102 Fahm Street,    Savannah   6A

9: The books and records of the Corporation pertaining to accounts, contract rights, inventory, etc. are located at (if other than the chief executive office referred to in Section 7 above):
      102 Fahm Street     Savannah   6A

10. The Corporation has other places of business and/or maintains inventory or other assets at the following addresses (indicate whether locations are: owned, leased or operated by third parties and if leased or operated by third parties, their names and addresses): See Exhibit A attached here to.

11. Listed below is a complete list of real property owned by the Corporation with all respective trust deeds or mortgages against the properties. Check if appropriate: No real property owned [X].

12. The places of business or other locations of any assets utilized by the Corporation during the last four (4) months other than those listed above are as follows: None

Street Address    City      State      County
Street Address    City      State      County
Street Address    City      State      County

13. The Corporation is affiliated with, or has ownership in, the following corporations (including subsidiaries): None

               Chief          Jurisdiction        Ownership       Fed Tax
Exact          Executive           of             Percentage or   ID
Name           Office         Incorporation       Relationship    Number
------         ---------      -------------       -------------   -------
______         _________      _____________       _____________   _______
______         _________      _____________       _____________   _______
______         _________      _____________       _____________   _______

14. The Federal Employer Identification Number of the Corporation is as follows 52-2150697

15. There is no provision in the Certificate of Incorporation or By-laws of the Corporation, or in the laws of the State of its incorporation, requiring any vote or consent of shareholders to borrow or to authorize the mortgage or pledge of or creation of a security interest in any assets of the Corporation or any subsidiary. Such power is vested exclusively in its Board of Directors. Check one: Correct [X] Incorrect[ ]. If incorrect, explain:__________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

16. The primary officers of the Corporation and their respective titles are as follows:

      Title                                     Name
      -----                                     ----
      President & CEO                           George Bellino
      Assistant Secretary, Executive VP         Olivier Trouveroy
      CFO, Secretary                            Ted Boswell

      The following will have signatory powers as to all of your transaction with the Corporation:
      Olivier Trouveroy, George Bellino, Ted Boswell

17. With respect to the officers noted above, such officers are affiliated with or have ownership in the following corporations: If none, check here See Exhibit B attached here to.

 Officer's Name           Corporate Name       Type of Business   %
  Ownership
______________            ______________       _______________    ______
______________            ______________       _______________    ______
______________            ______________       _______________    ______

18.   The members of the Board of Directors of the Corporation are:
      Olivier Trouveroy
      _________________
      _________________
      _________________
      _________________
      _________________
      _________________

19. The name of the stockholders of the Corporation and their stock holdings are as follows (if stock is widely held indicate only stockholders owning 10% or more of the voting stock):

Name                      No. of Shares             % Ownership
------------------        -------------             -----------
Hampshire Equity
Partners  II,.L.P.             339,500                     97.3%
                          _____________             ___________
George Bellino                   7,500                     1.93%
                          _____________             ___________
Ted Boswell                      3,000                     0.77%

20. There are no pending or threatened judgments and there is no pending or threatened litigation by or against the Corporation, its subsidiaries and/or affiliates or any of its officers/principals.
      Check one : Correct [X] Incorrect [ ]. If incorrect, explain exceptions :______________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

21. At the present time, there are no delinquent taxes due (including, but not limited to, all payroll taxes, personal property taxes).
      Check one: Correct [X] Incorrect [ ]. If incorrect, explain exceptions :______________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

22. The Corporation's assets are owned and held free and clear of any security interests, liens or attachments.
      Check one: Correct [ ] Incorrect [X]. If incorrect, list below:

   Lienholder                 Assets            Amount of Debt Secured
----------------        ------------------     ------------------------
Statutory Landlords Liens in the State where qualified to do business
________________        __________________     ________________________
________________        __________________     ________________________
________________        __________________     ________________________

23. The Corporation has not guaranteed and is not otherwise liable for the obligations of others.
      Check one: Correct [X] Incorrect [ ]. If incorrect, explain:
      __________________________________________________________________________
      __________________________________________________________________________
      __________________________________________________________________________

24. The Corporation does not own or license any trademarks, patents, copyright or other intellectual property.
      Check one: Correct [ ] Incorrect [X]. If incorrect, indicate the type of intellectual property and whether owned or licensed, registration number, date of registration, and if licensed, the name and address of the licensor:

      Trademark Applications for Allied Fashion for Less (751,512,682) and Allied Department Stores (751,512,681)

25.   The Corporation's fiscal year end is: December 31

26.   With regard to any pension or profit sharing plan; N/A

      (a.) A determination as to qualification has been issued: Yes [ ] No [ ]. (b.) Funding is on a current basis and in compliance with established requirements:Yes [ ] No [ ].

27.   The Certified Public Accounting firm for the Corporation is:

      Name of firm Deloitte & Touche LLP
      Address 191 Peachtree Street, St. 1500, Atlanta, GA 30303
      Patrner handling relationship Roger Herndon
      Phone Number 404-220-1864
      Were financial statements uncertified for any fiscal year Yes [ ] No [X].

28.   The law firm for the Corporation is:

      Name of firm Mayer, Brown & Platt
      Address 1675 Broadway, New York, NY 10019
      Partner handling relationship Kathleen A. Walsh
      Phone Number 212-506-2500

29. The name of all insurers, who have issued policies of insurance to the Corporation, their address, the number of the policy and the nature of the insurance coverage provided are as follows:

      See Exhibit D attached hereto.

  Insurer         Address            Policy No.           Nature of Coverage
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

30. The following are all banks or savings institutions at which the Corporation and its subsidiaries maintain deposit accounts:

      See Exhibit C attached hereto.

                                                                 Corporation or
Institution        Account Number        Branch Address            Subsidiary
-----------        --------------        --------------          --------------
____________       ______________        ______________          ______________
____________       ______________        ______________          ______________
____________       ______________        ______________          ______________

31. Prompt written notice will be given to you of any change or amendment with respect to any of the foregoing. Until such notice is received by you. you shall be entitled to rely upon the foregoing in all respects.

      CORPORATE SEAL TO BE                            Very Truly Yours.
      AFFIXED HEREIN BELOW
                                                      ALLIED FASHION, INC.

                                                      By: George Bellino
                                                      Title: President

                                                                       EXHIBIT A

      Collateral Locations

  STORE NO.                   LOCATION
------------          -------------------------
    02/                 203 N PARLER AVE.
    501                ST. GEORGE, SC 29477
                           843 563-3539

    07/                 215 S PALMETTO AVE.
    505                  DENMARK, SC 29042
                            803 793-3171

    11/                   323 COTTON AVE.
    508                  MILLEN, GA 30442
                          JENKINS COUNTY
                           912 982-1534

    12/                CARTER SHOPPING PLAZA
    509                   1922 BURR STREET
                        BARNWELL, SC 29812
                          BARNWELL COUNTY
                           803 259-3946

    13/               201-203 W BROUGHTON ST.
    510                 SAVANNAH, GA 31401
                           912 234-3342

    16/                  122 N MAIN STREET
    513                   BAXLEY,GA 31513
                           912 367-4464

    19/                WESTSIDE SHOPPING CTR
    649                      HIGHWAY 80
                        GARDEN CITY,GA 31408
                            912 966-5009

    20/                   16 RIGBY STREET
    515                  MANNING, SC 29102
                           803 435-8731

    21/                703-707 LIBERTY STREET
    516                WAYNESBORO, GA 30830
                           706 554-2348

    22/                  108 W. BROAD STREET
    517                 LOUISVILLE, GA 30434
                             912 625-7419

    23/                    107 W. BARNARD
    518                 GLENNVILLE, GA 30427
                            912 654-2220

    25/                  722 SPRING STREET
    520                  SPARTA, GA 31087
                           706 444-6941

  STORE NO.                   LOCATION
------------          -------------------------
    55/                    20 BROAD STREET
    542                   CAMILLA, GA 31730
                             912 336-7427

    56/                  12 WASHINGTON STREET
    543                    QUINCY, FL 32351
                             850 627-3254

    57/                   115 E. MAIN STREET
    544                  KINGSTREE, SC 29556
                             803 354-9756

    58/                  149 S. BROAD STREET
    545                     CARIO, GA 31728
                             912 377-8366

    63/                 100 W. JACKSON STREET
    547                    DUBLIN, GA 31021
                             912 275-2399

    65/                    315 MAIN STREET
    549                   MONCKS CORNER, SC
                                29461
                            843 761-8687

    67/                   120 S. MAIN STREET
    551                    BLAKELY,GA 31723
                             912 723-8715

    69/                NAPIER SQ. SHOPPING CTR
    552                   949 HILLCREST BLVD
                           MACON, GA 31204
                             912 742-3018

    70/                    SOUTH GATE PLAZA
    553                   1631 GORDON H-WAY
                          AUGUSTA, GA 30906
                             706 790-5982

    71/                4121-B W. BELTLINE BLVD
    554                      EDENS PLAZA
                          COLUMBIA,SC 29204
                             803 256-2719

    72/                 317-321 N. MAIN STREET
    555                    MARION, SC 29571
                             803 423-4036

    73/                 3 LEWIS SMITH SHOP/CTR
    556                  WHITEVILLE, NC 28472
                             910 642-2191

    76/                   112 S. MAIN STREET
    557                   TUSKEGEE, AL 36083
                             334 727-9455

  STORE NO.                   LOCATION
------------          -------------------------
    27/                   115 LEE AVENUE
    522                  HAMPTON, SC 29924
                          HAMPTON COUNTY
                           803 943-2644

    30/                104-108 W. BROAD STREET
    525                     P.O. BOX 387
                        HEMINGWAY, SC 29554
                            803 558-5019

    34/                    458 LEE STREET
    527                  JOHNSTON, SC 29832
                            803 275-2342

    35/                   8-20 OAK STREET
    528                  JACKSON, GA 30233
                           770 775-2333

    36/                   136 RUSSEL STREET
    529                 ORANGEBURG, SC 29115
                            803 534-0670

    40/                   135 MAIN STREET
    531                 FT. VALLEY, GA 31030
                            912 825-8162

    41/                   930 FRONT STREET
    532                 GEORGETOWN, SC 29440
                            803 546-5469

    42/                 112 W. MAIN STREET
    533                  DILLON, SC 29536
                           843 774-6331

    44/                   6 S. MAIN STREET
    535                  MOULTRIE, GA 31768
                            912 985-3310

    45/                 201 E. SCREVEN STREET
    536                   QUITMAN, GA 31643
                             912 263-7774

    47/                  146 MARKET STREET
    537                  CHERA W, SC 29520
                           843 537-2568

    49/                 205 WASHINGTON STREET
    538                 WALTERBORO, SC 29488
                            803 549-5813

    52/                  117 W. 11TH AVENUE
    540                   CORDELE.GA 31015
                            912 273-1014

    53/                 EDISTO VILLAGE H-WAY
    648                         301
                         ORANGEBURG.SC 29115
                            803 536-6548

  STORE NO.                   LOCATION
------------          -------------------------
    91/                   NORTHSIDE SHOPPING
    645                          CTR
                          3599 N. PATTERSON
                        AVE. WINSTON-SALEM, NC
                                27105
                             336 767-7688

    120/               FIVE POINT SHOPPING CTR
    574                    3144-A N. ASHLEY
                                STREET
                          VALDOSTA,GA 31602
                             912 244-8551

    121/                PERLIS PLAZA SHOPPING
    575                          CTR
                        1536 E. FORSYTH STREET
                          AMERICUS, GA 31709
                             912 928-3341

    123/               TRI-CITIES SHOPPING CTR
    577                  3206 E. MAIN STREET
                         EASTPOINT, GA 30344
                            FULTON COUNTY
                             404 762-6533

    128/                EASTGATE SHOPPING CTR
    608                     LA HIGHWAY 10
                        FRANKLINTON, LA 70438
                             504 839-5527

    130/                  810 US HWY 64 EAST
    606                   PLYMOUTH, NC 27962
                             252 793-3578

    132/                  601 W. MAIN STREET
    609                  WEST POINT, MS 39773
                             601 494-5436

    133/              112-114 N. CENTER STREET
    610                 GOLDSBORO, NC 27530
                            919 580-1179

  STORE NO.                   LOCATION
------------          -------------------------
    77/                    NORTHWAY PLAZA
    558                  5112 FAIRFIELD ROAD
                         COLUMBIA, SC 29204
                            803 754-2451

    78/                   20 N. MAIN STREET
    559                    SUMTER, SC 29150
                            803 775-2986

    79/                 344-A NORTHEAST BLVD
    636                   CLINTON, NC 28328
                            910 590-3664

    81/                 150 N. DARGAN STREET
    561                  FLORENCE, SC 29501
                            843 667-4255

    83/                   GREENVILLE BUYERS
    639                        MARKET
                           MEMORIAL DRIVE
                        GREENVILLE, NC 27834
                            919 355-0945

    84/                225-227 E. NASH STREET
    562                   WILSON, NC 27893
                            252 291-8937

    86/                  SUMMIT SHOPPING CTR
    643                   940 SUMMIT AVENUE
                        GREENSBORO, NC 27405
                            336 691-9880

    87/                    502 13TH STREET
    564                     PHENIX PLAZA
                        PHENIX CITY, AL 36867
                             334 297-2542

    88/                  483-485 KING STREET
    565                 CHARLESTON, SC 29403
                            843 577-6786

    89/                  5451 NORWOOD AVENUE
    566                     NORWOOD PLAZA
                       JACKSONVILLE, FL 32208
                            904 768-6976

    90/                    SHIPWATCH PLAZA
    567                  3655 RIVERS AVENUE
                       N. CHARLESTON, SC 29405
                            803 554-9055

  STORE NO.                   LOCATION
------------          -------------------------
    137/                    TRIANGLE MART
    583                       SHOP/CTR
                         4547 N. STATE STREET
                          JACKSON, MS 39206
                            601 982-2781

    139/                GATEWAY SHOPPING CTR
    585                 201 N. ALABAMA STREET
                         COLUMBUS, MS 39701
                           LOWNDES COUNTY
                            601 328-8259

    141/                 COPIAH TRADE CENTER
    647                  664 CALDWELL DRIVE
                        HAZLEHURST, MS 39083
                            601 894-2295

    142/                    MAGNOLIA MALL
    588                 261 DEVEREAUX DR/SUITE
                                  14
                          NATCHEZ, MS 39120
                             601 446-9543

    144/                  415 HOWARD STREET
    651                  GREENWOOD, MS 38930
                            601 455-5461

    145/                 421 COLUMBIA STREET
    653                  BOGALUSA, LA 70427
                           (504) 735-8181

    147/                 138 NORTH HARVEY ST
    655                   GOYER SHP CENTER
                        GREENVILLE, MS 38701
                            (601)332-4880

    148/                 PIKE CTR MART SHPNG
    591                          CTR
                          MCCOMB, MS 39648
                            601 684-4142

    150/                 DEEPSOUTH SHOPPING
    592                          CTR
                         1702 DENNY AVENUE
                        PASCAGOULA, MS 39567
                            228 762-6825

    154/                NICHOLS SHOPPING CTR
    595                509 SAINT MARYS STREET
                         THIBODAUX, LA 70301
                            504 446-5573

  STORE NO.                   LOCATION
------------          -------------------------
    156/                 BAKER PLAZA SHPNG/CTR
    596                    2080 MAIN STREET
                           BAKER, LA 70714
                             225 778-1920

    157/                   RIVERVIEW PLAZA
    597                  25027 HIGHWAY 1 SOUTH
                         PLAQUEMINE, LA 70764
                           IBERVILLE PARISH
                             504 687-6436

    158/                    720 MAIN STREET
    591                   FRANKLIN, LA 70538
                             318 828-0495

    161/                 VISTA VILLAGE SHPING
    600                           CTR
                         688 E. CRESWELL LANE
                         OPELOUSAS, LA 70570
                           ST. LANDRY PARISH
                             318 942-4904

    162/                     PARKVIEW PLAZA
    601                          SQUARE
                            SHOPPING CENTER
                          623 W. LINCOLN ROAD
                         VILLE PLATTE, LA 70586
                              318 363-3868

    164/                  N. PARK SHOPPING CTR
    602                    1504 N. PARKERSON
                                 AVENUE
                            CROLEY, LA 70526
                             ACADIA PARISH
                              318 783-2045

    166/                    DELMONT VILLAGE
    652                        SHOPPING
                        CENTER 5151 PLANK ROAD
                               SUITE 1 F
                         BATON ROUGE, LA 70805
                             225 356-5950

    169/                  SOUTHGATE SHOPPING
    604                           CTR
                         311-A S. SLAPPY BLVD
                            ALBANY, GA 31707
                             912 439-0047

    172/                    100 MAIN STREET
    615                 BISHOPVILLE,  SC 29010
                              LEE COUNTY
                             803 484-4102

 STORE
  NO.                LOCATION
-------    ----------------------------
176/          1323 E. MEMORIAL DRIVE
619                USA HWY 13
                 AHOSKIE, NC 27910
                   252 332-6557

180/            HWY 15/401 BYPASS
623           BENNETTSVILLE, SC 29512
                   843 479-3402

184/            210 SECOND STREET
627              COCHRAN, GA 31014
                  BECKLEY COUNTY
                   912 934-2174

185/             4122 MAIN STREET
628               LORIS, SC 29569
                   803 756-0256

186/            125 W. MAIN STREET
629            WILLIAMSTON, NC 27892
                   252 792-2101

187/           MART 51 SHOPPING CTR
630              1700 TERRY ROAD
                 JACKSON, MS 39204
                   601 352-7615

188/            206 S. MAIN STREET
635            ROCKY MOUNT, NC 27801
                   252 972-6802

189/           1221 W. BASE STREET
631              MADISON, FL 32340
                   850 973-3303

                                                                       EXHIBIT B

                                    Officer Affiliations

Olivier Trouveroy is a principal of Hampshire Equity Partners, which controls several investment funds, including the sole shareholder of Allied Fashion, Inc. Through its investment funds, Hampshire Equity Partners holds investments in many corporations. In addition, Olivier Trouveroy is a director of two public companies, Cost Plus, Inc. and E.Spire Communications, Inc.

                                DEPOSIT ACCOUNTS

Store     STORE NAME        Account #     Routing #          Name                 Phone
  30   HEMINGWAY, SC          550121966   053207054  Anderson State Bank       843-558-2511
  41   GEORGETOWN, SC         120263819   053200019  Wachovia                  843-527-6200
  42   DILLION, SC             79002379   053202240  Carolina Community        843 8410444
  57   KINGSTREE, SC          620018366   053207685  Williamsburg First Nat    843-354-6101
  72   MARION, SC             530216423   053201720  Anchor Bank               843-431-1000
  73   WHITEVILLE, NC        5115058888   053101121  Branch Banking & Turst    910-914-9945
  79   CLINTON, NC         002412560394   053100300  1st Citizens Bank         910-590-5340
  81   FLORENCE, SC       2000006213488   053207766  First Union               843-664-2900
 133   GOLDSBORO, NC         1692428545   053100300  1st Citizens Bank         919-705-2260
 172   BISHOPVILLE, SC     270002849701   053906041  1st Citizens Bank         803-484-4257
 185   LORIS, SC             5121851271   053201607  Branch Banking & Turst    843-756-4091

   7   DENMARK. SC            070074695   053200983  First National Bank       803-793-3324
  12   BARNWELL, SC        240001187601   053906041  1st Citizens              803-259-356
  20   MANNING, SC         020214475301   053200666  NBSC                      803-435-5100
  36   ORANGEBURG, SC     2000006211891   053207766  First Union               803-533-4400
  53   ORANGEBURG, SC         213000768   053201924  Orangeburg National Bank  803-531-5566
  65   MONCKS CORNER, S       240063818   053200019  Wachovia                  843-761-8030
  71   COLUMBIA, SC          3521432401   053200666  NBSC                      803-256-6303
  77   COLUMBIA, SC         80047634301   053906041  1st Citizens              803-733-2079
  78   SUMTER, SC             760203547   053200019  Wachovia                  803-778-7718
  88   CHARLESTON, SC      079019396501   053906041  1st Citizens              843-722-5835
  90   N. CHARLESTON, SC   079019284301   053201487  1st Citizens              843-747-1180

   2   ST. GEORGE, SC      710000726401   053906041  1st Citizens              843-563-3011
  11   MILLEN, GA                150913   061103975  Ogeechee Valley           912-982-5700
  13   SAVANNAH, GA        200002704687   061200030  First Union               1-800-566-3862
  16   BAXLEY, GA            9800294648   061200878  Baxley Suntrust           912-367-8972
  19   GARDEN CITY, GA    2000006211943   061000227  First Union               1-800-566-3862
  21   WAYNESBORO, GA           0524440   061202245  First National            706-554-8100
  23   GLENNVILLE, GA             40741   061204683  Glennville Bank Trust     912-654-3471
  27   HAMPTON, SC           0069013538   053202596  Palmetto State Bank       803-943-2671
  49   WALTERBORO, SC         890025448  0653200983  First National            843-549-1553
  63   DUBLIN, GA                127118   061205938  Dublin Bank of Dudley     912-275-4980

184  COCHRAN, GA              0201582   061210237  Cochran Sale Bank       912-934-4501

 22  LOUISVILLE, GA            136882   061103975  1st National Bank       912-625-2000
 25  SPARTA, GA               0019144   061107146  Bank of Hancock         706-444-5781
 34  JOHNSTON, SC        470001234901   053201487  1st Citizens            803-275-2354
 35  JACKSON, GA         003251604320   061000052  National Bank           770-775-7178
 40  FT. VALLEY, GA    00000088641726  0261170070  1st Liberty Bank        912-825-7721
 69  MACON, GA          0003601134004   061100473  Suntrust Bank           912-751-5731
 70  AUGUSTA, GA            501138580   061100334  Suntrust Bank           706-821-2005
 76  TUSKEGEE , AL            5024374   062205665  Alabama Exchange        334-727-1730
 87  PHENIX CITY, AL        061100606      142298  CB&T Bank               334-291-3368
123  EASTPOINT, GA       003261259305   061000052  National Bank           404-765-1958

 44  MOULTRIE, GA          0170293901   061202025  Southwest Bank          912-985-1120
 45  QUITMAN, GA              0119115   061201851  Heritage Bank           912-263-7525
 52  CORDELE, GA              0183301  0621210965  Cordele Banking         912-276-2470
 55  CAMILLA, GA               045640   061202957  Planters Bank           912-336-5271
 56  QUINCY, FL             176318501   063100882  Qunicy State Bank       850-875-1000
 58  CARIO, GA             1626961301   061203338  Citizens Bank
 67  BLAKLEY, GA                45640   061212002  Bank of Early           912-723-3101
120  VALDOSTA, GA        003251835718     0610052  Nations Bank            912-249-5041
121  AMERICUS, GA             0049229   061202410  Sumter Bank & Trust
169  ALBANY, GA            6967021879   061101375  Regents Bank            912-432-8417
189  MADISON, FL         003063631439   063000047  Nations Bank            850-973-4126

142  NATCHEZ, MS           5200377240   065305436  Deposit Guaranty
150  PASCAGOULA, MS           1092855   065301362  Merchants Marine        228-762-3311
154  THIBODAUX, LA         9500008355   065404913  Union Planters Bank     504-446-8161
156  BAKER, LA              882105237   065000090  Hibernia Bank           225-381-2041
157  PLAQUEMINE, LA            618520   065403150  Citizens Bank & Trust   225-687-6897
158  FRANKLIN, LA           001135546   065400713  St Marys Bank           318-828-0560
161  OPELOUSAS, LA            0169811   065205031  American Bank           318-948-3056
162  VILLE PLATTE, LA       011875159   065204977  American Security Bank  318-363-5602
164  CROWLEY, LA             50905315   065200528  Bank Of Commerce        318-7884805


166  BATON ROUGE, LA     882105334    065000090  Hibernia Bank

128  FRANKLINTON, LA     011622129   0065400153  Hancock Bank         504-839-9821
132  WEST POINT, MS       60350436    084201278  Bank Of Mississippi  601-495-1000
137  JACKSON, NS        1007177678    065300279  Trustmark            601-354-5040
139  COLUMBUS, MS       8808306920    065300279  Trust mark           601-354-5040
141  HAZLEHURST, MS        6331656    065301744  Copiah Bank          601-894-3930
144  GREENWOOD, MS       394056-01  00842-00981  Bank of Commerce     601-453-4142
145  BOGALUSA, LA       8520005227     06500090  Hibernia Bank
147  GREENVILLE, MS     7006698484    065300279  Trustmark            601-334-8433
148  MCCOMB, MS         4502220481    065300279  Trust mark           601-249-1116
187  JACKSON, MS        5200396933    064000017  Deposit Guaranty     601-960-6462

 47  CHERAW, SC          700073547    053200019  Wachovia             843-921-6500
*83  GREENVILLE, NC     3602010281    053101529  Wachovia             252-758-8369
 84  WILSON, NC         5212711421    053101121  BB& T Bank
 86  GREENSBORO, NC     5112951190    053101121  BB&T                 336-733-0105
 91  WINSTON SALEM, NC  5112951204    053101121  BB&T                 336-733-0105
130  PLYMOUTH, NC       7210024084    053111852  Triangle Bank        252-793-9031
176  AHOSKIE, NC        0126001983    053100494  Wachovia Carolina    252-332-7250
I80  BENNETTSVILLE, SC  0701125819    053207216  Bank                 843-479-4141
186  WILLIAMSTON, NC    8540002886    053101529  Wachovia             252-809-4002
188  ROCKY MOUNT, NC    0450004754    053100850  Centura Bank         888-738-2455

                                                                 DATE (MM/DD/YY)
ACORD CERTIFICATE OF LIABILITY INSURANCE                                 4/13/99

PRODUCER                                 THIS CERTIFICATE IS ISSUED AS MATTER OF
  Aon Risk Services Inc of NY            INFORMATION ONLY AND CONFERS NO RIGHTS
  Two World Trade Center                 UPON THE CERTIFIED HOLDER. THIS
  New York, NY 10048                     CERTIFICATE DOES NOT AMEND, EXTEND OF
                                         ALTER THE COVERAGE AFFORDED BY THE
                                         POLICIES BELOW

                                                COMPANIES AFFORDING COVERAGE

                                         COMPANY

  212-441-1000                              A        American Home Assurance Co.

INSURED                                  COMPANY
  Allied Fashion, Inc.                      B        CIGNA
  102 Fahm Street                        COMPANY
  Savannah, GA 31401                        C
                                         COMPANY
                                            D

COVERAGE

   THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THE CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERM EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO                                                    POLICY EFFECTIVE  POLICY EXPIRATION
LTR          TYPE OF INSURANCE         POLICY NUMBER   DATE (MM/DD/YY)   DATE (MM/DD/YY)                     LIMITS
------------------------------------------------------------------------------------------------------------------------------
     GENERAL LIABILITY                                                                     GENERAL AGGREGATE       $ 2,000,000
A    [X] COMMERCIAL GENERAL LIABILITY  6122694            4/15/99            4/15/00       PRODUCTS-COMP/OP AGG    $ 1,000,000
     [ ] [ ] CLAIMS MADE [X] OCCUR                                                         PERSONAL & ADV INJURY   $ 1,000,000
     [ ] OWNER'S & CONTRACTOR'S FROT                                                       EACH OCCURRENCE         $ 1,000,000
     [ ] ___________________________                                                       FIRE DAMAGE (Any one
                                                                                             fire)                 $   100,000
     [ ]                                                                                   MED EXP (Any one
                                                                                             person)               $    10,000

     AUTOMOBILE LIABILITY
A    [X] ANY AUTO                      3209890            4/15/99            4/15/00       COMBINED SINGLE LIMIT   $ 1,000,000
     [ ] ALL OWNED AUTOS                                                                   BODILY INJURY
                                                                                            (Per Person)           $
     [ ] SCHEDULED AUTOS                                                                   BODILY INJURY
                                                                                            (Per Accident)         $
     [ ] HIRED AUTOS
     [ ] NON-OWNED AUTOS
     [ ] ___________________________
     [ ]                                                                                   PROPERTY DAMAGE         $

     GARAGE LIABILITY                                                                      AUTO ONLY -EA
                                                                                            ACCIDENT               $
     [ ] ANY AUTO                                                                          OTHER THAN AUTO ONLY
     [ ] _____________________                                                                    EACH ACCIDENT    $
     [ ]                                                                                              AGGREGATE    $

     EXCESS LIABILITY                                                                      EACH OCCURRENCE         $10,000,000
B    [X] UMBRELLA FORM                                                                     AGGREGATE               $10,000,000
     [ ] OTHER THAN UMBRELLA FORM      TBD                4/15/99            4/15/00                               $

     WORKERS COMPENSATION AND                                                              [X] WC STATUTORY   OTHER
     EMPLOYER'S LIABILITY              3479346            4/15/99            4/15/00           LIMITS
A    THE PROPRIETOR      [ ] INCL                                                          EL EACH ACCIDENT        $ 1,000,000
     PARTNERS/EXECUTIVE  [ ] EXCL                                                          EL DISEASE - POLICY
                                                                                             LIMIT                 $ 1,000,000
     OFFICERS ARE:                                                                         EL DISEASE - EA
                                                                                             EMPLOYEE              $ 1,000,000

     OTHER

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

   Congress Financial Corporation (Southwest), as lender is named as an additional insured.

CERTIFICATE HOLDER                 CANCELLATION

   Congress Financial              SHOULD ANY OF THE ABOVE DESCRIBED POLICIES
   Corporation (Southwest)         BE CANCELLED BEFORE THE EXPIRATION DATE
   1201 Main Street, Suite 1625    THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO
   Dallas, TX 75202                MAIL 30 DAYS WRITTEN NOTICE TO THE
                                   CERTIFICATE HOLDER NAMED TO THE LEFT. BUT
                                   FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO
                                   OBLIGATION OR LIABILITY OF ANY KIND UPON THE
                                   COMPANY, ITS AGENTS OR REPRESENTATIVES.

                                   AUTHORIZED REPRESENTATIVE           337725000

                                   /s/ Deirdre Linky

ACORD 25,9

                                                                 DATE (MM/DD/YY)
ACORD. EVIDENCE OF PROPERTY INSURANCE                                   4/02/99

THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.

PRODUCER            PHONE              COMPANY
                    (A/C NO. Ext.)
         Aon Risk Services Inc of NY       Security Insurance Company
         Two World Trade Center            of Hartford
         New York, NY 10048                TIG Insurance Company
                                           Zurich Insurance Company
CODE:                SUB CODE:
AGENCY
CUSTOMER ID:

INSURED  Allied Fashion, Inc.          LOAN NUMBER     POLICY NUMBER
         102 Fahm Street                                 COPG13583
         Savannah, GA 31401            EFFECTIVE DATE  EXPIRATION DATE       CONTINUED UNTIL
                                          4/13/99/        4/13/00        [ ] TERMINATED IF CHECKED

                                       THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION
LOCATION/DESCRIPTION

COVERAGE INFORMATION

COVERAGE/PERILS/FORMS                  AMOUNT OF INSURANCE             DEDUCTABLE
---------------------------------------------------------------------------------
All Risk Property                         10,000,000
subject to policy terms,
conditions & exclusions

Contingent Business
Interruption                                 100,000

REMARKS (Including Special Conditions)

   Congress Financial Corporation (Southwest), as lender, is hereby named as a loss payee and/or additional insured as its interests may appear.

CANCELLATION

   THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

ADDITIONAL INTEREST

NAME AND ADDRESS                   [ ] MORTGAGEE        [X] ADDITIONAL INSURED
                                   [X] LOSS PAYEE       [ ]
   Congress Financial Corporation  LOAN'
   (Southwest)-Suite 1625          AUTHORIZED REPRESENTATIVE
   1201 Main Street                     /s/
   Dallas, TX 75202

                 Lender's Loss Payable Endorsement- Form 438 BFU

1 Loss or damage, if any, under this policy shall be paid to CONGRESS FINANCIAL CORPORATION (SOUTHWEST), 1201 MAIN STREET, SUITE 1625, DALLAS, TX 75202, its assigns, as agent, its successors and assigns, hereinafter referred to as "the Lender" in whatever form or capacity its interests may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.

2 The insurance under this policy, or any rider or endorsement attached thereto, as to the interest only of the Lender, its successors and assigns, shall not be invalidated nor suspended: (a) by any error, omission, or change respecting the ownership, description, possession, or location of the subject of the insurance or interest therein, or the title thereto; (b) by the commencement of foreclosure proceedings or the giving of notice of sale of any of the property covered by this policy by virtue of any mortgage or trust deed; (c) by any breach of warranty, act, omission, neglect, or non-compliance with any of the provisions of this policy, including any and all riders now or hereafter attached thereto, by the named insured, the borrower, mortgagor, trustor, vendee, owner, tenant, warehouseman, custodian, occupant, or by the agents of either or any of them or by the happening of any event permitted by them or either of them, or their agents or which they failed to prevent whether occurring before or after the attachment of this endorsement, or whether before or after a loss, which under the provisions of this policy of insurance or of any rider or endorsement attached thereto would invalidate or suspend the insurance as to the named insured, excluding herefrom, however, any acts or omissions of the lender while exercising active control and management of the property.

3 In the event of failure of the insured to pay any premium or additional premium which shall be or become due under the terms of this policy or on account of any change in occupancy or increase in hazard not permitted by this policy, this Company agrees to give written notice to the Lender of such non-payment or premium after sixty (60) days from and within one hundred and twenty (120) days after due date of such premium and it is a condition of the continuance of the rights of the Lender hereunder that the Lender when so notified in writing by this Company of the failure of the insured to pay such premium shall pay or cause to be paid the premium due within ten (10) days following receipt of the Company's demand in writing therefor. If the Lender shall decline to pay said premium or additional premium, the rights of the Lender under this Lender's Loss Payable Endorsement shall not be terminated before ten (10) days after receipt of said written notice by the Lender.

4 Whenever this Company shall pay to the Lender any sum for loss or damage under this policy and shall claim that as to the insured no liability therefor exists, this Company, at its option, may pay to the Lender the whole principal sum and interest and other indebtedness due or to become due from the insured, whether secured or unsecured, (with refund of all interest not accrued), and this Company, to the extent of such payment, shall thereupon receive a full assignment and transfer, without recourse, of the debt and all rights and securities held as collateral thereto.

5 If there be any other insurance upon the within described property, this Company shall be liable under this policy as to the Lender for the proportion of such loss or damage that the sum hereby bears to the entire insurance of similar character on said property under policies held by, payable to and expressly consented to by the Lender. Any Contribution Clause included in any Fallen Building Clause Waiver or any Extended Coverage Endorsement attached to this contract of insurance is hereby nullified, and also any Contribution Clause in any other endorsement or rider attached to this contract of insurance is hereby nullified except Contribution Clauses for the compliance with which the insured has received reduction in the rate charged or has received extension of the coverage to include hazards other than fire and compliance with such Contribution Clause is made a part of the consideration for insuring such other hazards. The Lender upon the payment to it of the full amount of its claim, will subrogate this Company (pro rata with all other insurers contributing to said payment) to all of the Lender's rights of contribution under said other insurance.

6 This Company reserves the right to cancel this policy at any time, as provided by its terms, but in such case this policy shall continue in force for the benefit of the Lender for ten (10) days after written notice of such cancellation is received by the Lender and shall then cease.

7 This policy shall remain in full force and effect as to the interests of the Lender for a period of ten (10) days after its expiration unless an acceptable policy in renewal therefore with loss thereunder payment to the Lender in accordance with the terms of this Lender's Loss Payable Endorsement, shall have been issued by some insurance company and accepted by the Lender.

8 Should legal title to and beneficial ownership of any of the property covered under this policy become vested in the Lender or its agents, insurance under this policy shall continue for the term thereof for the benefit of the Lender but, in such event, any privileges granted by this Lender's Loss Payable Endorsement which are not also granted the insured under the terms and conditions of this policy and/or under riders or endorsements attached thereto shall not apply to the insurance hereunder as respects such property.

9 All notices herein provided to be given by the Company to the Lender in connection with this policy and this Lender's Loss Payable Endorsement shall be mailed to or be delivered to the Lender at its office or branch at 1201 Main Street, Suite 1625, Dallas, TX 75202.

 Insured to: Allied Fashion, Inc.

 Agency at: Aon Risk Services Inc. of NY. 2 WTC. New York. NY 10048

 Date:      April 13, 1999

                                  Schedule 6.3

                                DEPOSIT ACCOUNTS

                                  See Attached.

                                DEPOSIT ACCOUNTS

STORE         STORE NAME             ACCOUNT #         ROUTING #               NAME                       PHONE
------      ----------------       -------------       ----------      ------------------------      ---------------
    30      HEMINGWAY, SC              550121966        053207054      Anderson State Bank           843-558-2511
    41      GEORGETOWN, SC             120263819        053200019      Wachovia                      843-527-6200
    42      DILLION, SC                 79002379        053202240      Carolina Community            843-8410444
    57      KINGSTREE, SC              620018366        053207685      Williamsburg First Nat        843-354-6101
    72      MARION, SC                 530216423        053201720      Anchor Bank                   843-431-1000
    73      WHITEVILLE, NC            5115058888        053101121      Branch Banking & Turst        910-914-9945
    79      CLINTON, NC             002412560394        053100300      1st Citizens Bank             910-590-5340
    81      FLORENCE, SC           2000006213488        053207766      First Union                   843-664-2900
   133      GOLDSBORO, NC             1692428545        053100300      1st Citizens Bank             919-705-2260
   172      BISHOPVILLE, SC         270002849701        053906041      1st Citizens Bank             803-484-4257
   185      LORIS, SC                 5121851271        053201607      Branch Banking & Turst        843-756-4091

     7      DENMARK, SC                070074695        053200983      First National Bank           803-793-3324
    12      BARNWELL, SC            240001187601        053906041      1st Citizens                  803-259-356
    20      MANNING, SC             020214475301        053200666      NBSC                          803-435-5100
    36      ORANGEBURG, SC         2000006211891        053207766      First Union                   803-533-4400
    53      ORANGEBURG, SC             213000768        053201924      Orangeburg National Bank      803-531-5566
    65      MONCKS CORNER, S           240063818        053200019      Wachovia                      843-761-8030
    71      COLUMBIA, SC              3521432401        053200666      NBSC                          803-256-6303
    77      COLUMBIA, SC             80047634301        053906041      1st Citizens                  803-733-2079
    78      SUMTER, SC                 760203547        053200019      Wachovia                      803-778-7718
    88      CHARLESTON, SC          079019396501        053906041      1st Citizens                  843-722-5835
    90      N CHARLESTON, SC        079019284301        053201487      1st Citizens                  843-747-1180

     2      ST. GEORGE, SC          710000726401        053906041      1st Citizens                  843-563-3011
    11      MILLEN, GA                    150913        061103975      Ogeechee Valley               912-982-5700
    13      SAVANNAH, GA            200002704687        061200030      First Union                   1-800-566-3862
    16      BAXLEY, GA                9800294648        061200878      Baxley Suntrust               912-367-8972
    19      GARDEN CITY, GA        2000006211943        061000227      First Union                   1-800-566-3862
    21      WAYNESBORO, GA               0524440        061202245      First National                706-554 8100
    23      GLENNVILLE, GA                 40741        061204683      Glennville Bank Trust         912-654-3471
    27      HAMPTON, SC               0069013538        053202596      Palmetto State Bank           803-943-2671
    49      WALTERBORO, SC             890025448       0653200983      First National                843-549-1553
    63      DUBLIN, GA                    127118        061205938      Dublin Bank of Dudley         912-275-4980

    89      JACKSONVILLE, FL           3751278573      0111000012      Nations Bank                704-388-6429
   184      COCHRAN, GA                   0201582       061210237      Cochran Sale Bank           912-934-4501

    22      LOUISVILLE, GA                 136822       061103975      1st National Bank           912-625-2000
    25      SPARTA, GA                    0019144       061107146      Bank of Hancock             706-444-5781
    34      JOHNSTON, SC             470001234901       053201487      1st Citizens                803-275-2354
    35      JACKSON, GA              003251604320       061000052      National Bank               770-775-7178
    40      FT. VALLEY, GA         00000088641726      0261170070      1st Liberty Bank            912-825-7721
    69      MACON, GA               0003601134004       061100473      Suntrust Bank               912-751-5731
    70      AUGUSTA, GA                 501138580       061100334      Suntrust Bank               706-821-2005
    76      TUSKEGEE , AL                 5024374       062205665      Alabama Exchange            334-727-1730
    87      PHENIX CITY, AL             061100606          142298      CB&T Bank                   334-291-3368
   123      EASTPOINT, GA            003261259305       061000052      National Bank               404-765-1958

    44      MOULTRIE, GA               0170293901       061202025      Southwest Bank              912-985-1120
    45      QUITMAN, GA                   0119115       061201851      Hertiage Bank               912-263-7525
    52      CORDELE, GA                   0183301      0621210965      Cordele Banking             912-276-2470
    55      CAMILLA, GA                    045640       061202957      Planters Bank               912-336-5271
    56      QUINCY, FL                  176318501       063100882      Qunicy State Bank           850-875-1000
    58      CARIO, GA                  1628961301       061203338      Citizens Bank
    67      BLAKLEY, GA                     45640       061212002      Bank of Early               912-723-3101
   120      VALDOSTA, GA             003251835718         0610052      Nations Bank                912-249-5041
   121      AMERICUS, GA                  0049229       061202410      Sumter Bank & Trust
   169      ALBANY, GA                 6967021879       061101375      Regents Bank                912-432-8417
   189      MADISON, FL              003063631439       063000047      Nations Bank                850-973-4126

   142      NATCHEZ, MS                5200377240       065305436      Deposit Guaranty
   150      PASCAGOULA, MS                1092855       065301362      Merchants Marine            228-762-3311
   154      THIBODAUX, LA              9500008355       065404913      Union Planters Bank         504-446-8161
   156      BAKER, LA                   882105237       065000090      Hibernia Bank               225-381-2041
   157      PLAQUEMINE , LA                618520       065403150      Citizens Bank & Trust       225-687-6897
   158      FRANKLIN, LA                001135546       065400713      St Marys Bank               318-828-0560
   161      OPELOUSAS, LA                 0169811       065205031      American Bank               318-948-3056
   162      VILLE PLATTE, LA            011875159       065204977      American Security Bank      318-363-5602
   164      CROWLEY, LA                  50905315       065200528      Bank Of Commerce            318-7884805

   166      BATON ROUGE, LA          882105334        065000090      Hibernia Bank

   128      FRANKLINTON, LA          011622129       0065400153      Hancock Bank             504-839-9821
   132      WEST POINT, MS            60350436        084201278      Bank Of Mississippi      601-495-1000
   137      JACKSON, NS             1007177678        065300279      Trustmark                601-354-5040
   139      COLUMBUS, MS            8808306920        065300279      Trust mark               601-354-5040
   141      HAZLEHURST, MS             6331656        065301744      Copiah Bank              601-894-3930
   144      GREENWOOD, MS            394056-01      00842-00981      Bank of Commerce         601-453-4142
   145      BOGALUSA, LA            8520005227         06500090      Hibernia Bank
   147      GREENVILLE, MS          7006698484        065300279      Trustmark                601-334-8433
   148      MCCOMB, MS              4502220481        065300279      Trust mark               601-249-1116
   187      JACKSON, MS             5200396933        064000017      Deposit Guaranty         601-960-6462

    47      CHERAW, SC               700073547        053200019      Wachovia                 843-921-6500
   *83      GREENVILLE, NC          3602010281        053101529      Wachovia                 252-758-8369
    84      WILSON, NC              5212711421        053101121      BB& T Bank
    86      GREENSBORO, NC          5112951190        053101121      BB&T                     336-733-0105
    91      WINSTON SALEM, NC       5112951204        053101121      BB&T                     336-733-0105
   130      PLYMOUTH, NC            7210024084        053111852      Triangle Bank            252-793-9031
   176      AHOSKIE, NC             0126001983        053100494      Wachovia                 252-332-7250
   I80      BENNETTSVILLE, SC       0701125819        053207216      Carolina Bank            843-479-4141
   186      WILLIAMSTON, NC         8540002886        053101529      Wachovia                 252-809-4002
   188      ROCKY MOUNT, NC         0450004754        053100850      Centura Bank             888-738-2455

                                 Schedule 7.3(i)

                              CONSIGNMENT INVENTORY

                                      None

                                  Schedule 8.3

                  CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS

Chief Executive Office:

102 Fahm Street
Savannah, GA 31401

Collateral Locations:

See Attached.

STORE
 NO.           LOCATION
 27/         115 LEE AVENUE
522        HAMPTON, SC 29924
            HAMPTON COUNTY
             803 943-2644
 30/    104-108 W. BROAD STREET
525          P.O. BOX 387
          HEMINGWAY, SC 29554
             803 558-5019
 34/        458 LEE STREET
527       JOHNSTON, SC 29832
             803 275-2342
 35/        8-20 OAK STREET
528        JACKSON, GA 30233
             770 775-2333
 36/       136 RUSSEL STREET
529       ORANGEBURG, SC 29115
             803 534-0670
 40/        135 MAIN STREET
531      FT. VALLEY, GA 31030
             912 825-8162
 4l/       930 FRONT STREET
532       GEORGETOWN, SC 29440
             803 546-5469
 42/       112 W. MAIN STREET
533        DILLON, SC 29536
             843 774-6331
  44/      6 S. MAIN STREET
 535       MOULTRIE, GA 31768
              912 985-3310
 45/     201 E. SCREVEN STREET
536        QUITMAN, GA 31643
             912 263-7774
 47/       146 MARKET STREET
537        CHERAW, SC 29520
             843 537-2568
 49/     205 WASHINGTON STREET
538      WALTERBORO, SC 29488
             803 549-5813
 52/      117 W. 11TH AVENUE
540        CORDELE, GA 31015
             912 273-1014
 53/     EDISTO VILLAGE H-WAY
648               301
         ORANGEBURG, SC 29115
             803 536-6548

                      Collateral Locations (Schedule 8.3)

STORE
 NO.            LOCATION
  02/       203 N PARLER AVE.
 501      ST. GEORGE, SC 29477
              843 563-3539
  07/      215 S PALMETTO AVE.
 505        DENMARK, SC 29042
              803 793-3171
  ll/        323 COTTON AVE.
 508        MILLEN, GA 30442
             JENKINS COUNTY
               912982-1534
  12/     CARTER SHOPPING PLAZA
 509        1922 BURR STREET
            BARNWELL, SC 29812
             BARNWELL COUNTY
              803 259-3946
  13/    201-203 W BROUGHTON ST.
 510       SAVANNAH, GA 31401
              912 234-3342
  16/       122 N MAIN STREET
 513         BAXLEY, GA31513
              912 367-4464
  19/     WESTSIDE SHOPPING CTR
 649           HIGHWAY 80
          GARDEN CITY, GA 31408
              912 966-5009
 20/         16 RIGBY STREET
515         MANNING, SC 29102
              803 435-8731
 21/     703-707 LIBERTY STREET
516        WAYNESBORO, GA 30830
              706 554-2348
 22/       108 W. BROAD STREET
517       LOUISVILLE, GA 30434
              912 625-7419
 23/         107 W. BARNARD
518       GLENNVILLE, GA 30427
              912 654-2220
 25/        722 SPRING STREET
520         SPARTA, GA 31087
              706 444-6941

STORE         LOCATION
 NO.
 55/       20 BROAD STREET
542       CAMILLA, GA 31730
             912 336-7427
 56/     12 WASHINGTON STREET
543        QUINCY, FL 32351
             850 627-3254
 57/      115 E. MAIN STREET
544      KINGSTREE, SC 29556
             803 354-9756
 58/     149 S. BROAD STREET
545        CARIO, GA 31728
             912 377-8366
 63/    100 W. JACKSON STREET
547        DUBLIN, GA 31021
             912 275-2399
 65/       315 MAIN STREET
549       MONCKS CORNER, SC
                29461
             843 761-8687
 67/      120 S. MAIN STREET
551        BLAKELY, GA 31723
             912 723-8715
 69/   NAPIER SQ. SHOPPING CTR
552       949 HILLCREST BLVD
            MACON, GA 31204
             912 742-3018
 70/       SOUTH GATE PLAZA
553       1631 GORDON H- WAY
          AUGUSTA, GA 30906
             706 790-5982
 71/   4121-B W. BELTLINE BLVD
554          EDENS PLAZA
          COLUMBIA, SC 29204
             803 256-2719
 72/    317-321 N. MAIN STREET
555        MARION, SC 29571
             803 423-4036
 73/    3 LEWIS SMITH SHOP/CTR
556      WHITEVILLE NC 28472
             910 642-2191
 76/      112 S. MAIN STREET
557       TUSKEGEE, AL 36083
             334 727-9455

STORE         LOCATION
 NO.
 77/       NORTHWAY PLAZA
558      5112 FAIRFIELD ROAD
         COLUMBIA, SC 29204
            803 754-2451
 78/      20 N. MAIN STREET
559       SUMTER, SC 29150
            803 775-2986
 79/    344-A NORTHEAST BLVD.
636       CLINTON, NC 28328
            910 590-3664
 81/    150 N. DARGAN STREET
561      FLORENCE, SC 29501
            843 667-4255
 83/      GREENVILLE BUYERS
639            MARKET
           MEMORIAL DRIVE
         GREENVILLE, NC 27834
            919 355-0945
 84/   225-227 E. NASH STREET
562       WILSON, NC 27893
            252 291-8937
 86/     SUMMIT SHOPPING CTR
643       940 SUMMIT AVENUE
        GREENSBORO, NC 27405
            336 691-9880
 87/       502 13TH STREET
564         PHENIX PLAZA
        PHENIX CITY, AL 36867
            334 297-2542
 88/     483-485 KING STREET
565     CHARLESTON, SC 29403
            843 577-6786
 89/     5451 NORWOOD AVENUE
566         NORWOOD PLAZA
       JACKSONVILLE, FL 32208
            904 768-6976
 90/       SHIPWATCH PLAZA
567      3655 RIVERS AVENUE
       N. CHARLESTON, SC 29405
            803 554-9055

STORE          LOCATION
 NO.
 91/      NORTHSIDE SHOPPING
645              CTR
        3599 N. PATTERSON AVE.
         WINSTON-SALEM, NC
               27105
            336 767-7688
120/   FIVE POINT SHOPPING CTR
574       3144-A N. ASHLEY
              STREET
         VALDOSTA, GA 31602
            912 244-8551
121/   PERLIS PLAZA SHOPPING
575              CTR
       1536 E. FORSYTH STREET
         AMERICUS, GA 31709
            912 928-3341
123/   TRI-CITIES SHOPPING CTR
577      3206 E. MAIN STREET
         EASTPOINT, GA 30344
           FULTON COUNTY
            404 762-6533
128/    EASTGATE SHOPPING CTR
608        LA HIGHWAY 10
        FRANKLINTON, LA 70438
            504 839-5527
130/     810 US HWY 64 EAST
606      PLYMOUTH, NC 27962
            252 793-3578
132/     601 W. MAIN STREET
609     WEST POINT, MS 39773
            601 494-5436
133/   112-114 N. CENTER STREET
610      GOLDSBORO, NC 27530
            919 580-1179

 STORE
  NO.               LOCATION
  ---               --------
137/583           TRIANGLE MART
                    SHOP/CTR
               4547 N. STATE STREET
                JACKSON, MS 39206
                  601 982-2781

139/585       GATEWAY SHOPPING CTR
             201 N. ALABAMA STREET
               COLUMBUS, MS 39701
                LOWNDES COUNTY
                  601 328-8259

141/647       COPIAH TRADE CENTER
               664 CALDWELL DRIVE
              HAZLEHURST, MS 39083
                  601 894-2295

142/588         MAGNOLI A MALL
             261 DEVEREAUX DR/SUITE
                       14
             NATCHEZ, MS 39120 601
                    446-9543

144/651         415 HOWARD STREET
               GREENWOOD, MS 38930
                  601 455-5461

145/653       421 COLUMBIA STREET
               BOGALUSA, LA 70427
                 (504)735-8181

147/655        138 NORTH HARVEY ST
                 GOYER SHP CENTER
               GREENVILLE, MS 38701
                  (601)332-4880

148/591        PIKE CTR MART SHPNG
                       CTR
                 MCCOMB,MS 39648
                  601 684-4142

150/592         DEEPSOUTH SHOPPING
                       CTR
                1702 DENNY AVENUE
               PASCAGOULA,MS 39567
                  228 762-6825

154/595       NICHOLS SHOPPING CTR
             509 SAINT MARYS STREET
              THIBODAUX, LA 70301
                  504 446-5573

 STORE
  NO.               LOCATION
  ---               --------
156/596        BAKER PLAZA SHPNG/CTR
                  2080 MAIN STREET
                  BAKER, LA 70714
                    225 778-1920

157/597           RIVERVIEW PLAZA
                25027 HIGHWAY SOUTH
                PLAQUEMINE, LA 70764
                  IBERVILLE PARISH
                    504 687-6436

158/598           720 MAIN STREET
                 FRANKLIN, LA 70538
                    318 828-0495

161/600         VISTA VILLAGE SHPING
                        CTR
                688 E. CRESWELL LANE
                OPELOUSAS, LA 705 70
                 ST. LANDRY PARISH
                    318 942-4904

162/601            PARKVIEW PLAZA
                       SQUARE
                  SHOPPING CENTER
                623 W. LINCOLN ROAD
               VILLE PLATTE, LA 70586
                    318 363-3868

164/602         N. PARK SHOPPING CTR
                 1504 N. PARKERSON
                       AVENUE
                  CROLEY, LA 70526
                   ACADIA PARISH
                    318 783-2045

166/652           DELMONT VILLAGE
                      SHOPPING
               CENTER 5151 PLANK ROAD
                     SUITE 1 F
               BATON ROUGE, LA 70805
                    225 356-5950

169/604          SOUTHGATE SHOPPING
                        CTR
                311-A S. SLAPPY BLVD
                 ALBANY, GA 3 1707
                    912 439-0047

172/615           100 MAIN STREET
               BISHOP VILLE, SC 29010
                     LEE COUNTY
                    803 484-4102

 STORE
  NO.               LOCATION
  ---               --------
176/619      1323 E. MEMORIAL DRIVE
                   USA HWY 13
                AHOSKIE,NC 27910
                  252 332-6557

180/623         HWY 15/401 BYPASS
             BENNETTSVILLE, SC 29512
                  843 479-3402

184/627         210 SECOND STREET
                 COCHRAN,GA 31014
                 BECKLEY COUNTY
                  912 934-2174

185/628         4122 MAIN STREET
                 LORIS, SC 29569
                  803 756-0256

186/629        125 W. MAIN STREET
              WILLIAMSTON, NC 27892
                  252 792-2101

187/630       MART 51 SHOPPING CTR
                 1700 TERRY ROAD
                JACKSON, MS 39204
                  601 352-7615

188/635        206 S. MAIN STREET
              ROCKY MOUNT, NC 27801
                  252 972-6802

189/631        1221 W. BASE STREET
                MADISON, FL 32340
                  850 973-3303

                                  Schedule 8.7

              COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS

                               See Attached Memo.

                                  Schedule 8.4

                                   OTHER LIENS

      Any UCC Financing Statements filed of record with respect to equipment leased by Borrower. Borrower is not aware of any liens on any owned equipment.

[ENSR LOGO]

                                   MEMORANDUM

To:    Laurene Goff/ING Equity Partners   Date:  March 23,1999
From:  Jennifer Ledbetter. P.E.           File:  4507-061-100
RE:    Allied Fashion for Less            CC:    Halley Moriyama / ENSR
                                                 George Bellino / Allied Fashion
                                                 for Less

On Wednesday, March 17, 1999, I conducted a walk-through safety inspection of Allied Fashion for Less (Allied) located at 102 Fahm Street in Savannah, Georgia. During the Inspection, I met with Mr. George Bellino, Mr. Ted Boswell and Ms. Terasa Reckner of Allied. This memo outlines the findings of my inspection.

Emergency Action Plan (28 CFR 1910.38). The facility should prepare a site-specific emergency action plan that covers required items such as evacuation routes, procedures for accounting for employee during an emergency, assignments of designated personnel during an emergency, and means of reporting an emergency. Finding: The facility does not have a site-specific emergency action plan. Estimated cost to mitigate: S2,000.

Means of Egress (29 CFR 1910.37). The facility should conduct a comprehensive evaluation of exit doors, egress routes, signs, emergency lighting, alarm systems, etc. Finding: Exit doors were locked; slide locks that could prevent egress were observed on the exterior of office doors ; egress routes were blocked with boxes or other items; combustible items were observed in an exit hallway; exit signs were confusing. Estimated cost to mitigate: $2,000.

Fire Extinguishers (29 CFR 1910.157). The facility should routinely inspect and maintain fire extinguishers. Finding: Fire Extinguishers had not inspected within the last year, extinguishers are not being checked monthly: some extinguishers were not mounted or were missing from designated locations; some extinguishers were inaccessible due to items in front of extinguishers; some extinguishers were not charged. Estimated cost to mitigate: $500.

Electrical Safety (29 CFR 1910.303 et al.). Damaged electrical receptacle boxes, panel boxes, and extension cords should be replaced. Finding: An electrical panel box cover behind the cardboard bailer had fallen off, outlet box covers were missing; all outlets in the conference room had broken receptacles and one showed signs of heat damage; a prong was broken inside of a receptacle located on the wall with the elevator, wires were observed in the A/C unit drip pans; extension cords used as permanent wiring were observed throughout the building; damaged electrical cords on fans and the battery charging station were observed. Estimated cost to mitigate: $2,000 to $5,000.

Hazard Communication (29 CFR 1910.1200). Most Allied personnel do not come into contact with chemicals during their normal job function. Those employees (e.g., maintenance and janitorial staff) that do come into contact with chemicals should be trained in hazard communication. Finding: The facility does not have a written hazard communication plan; MSOSs are not being maintained; unlabelled chemicals were observed. Estimated cost to mitigate:$1,000.

Bloodborne Pathogens ( 29CFR 1910.1030). The facility should implement a Bloodborne Pathogen Program and train affected personnel. Finding: Allied personnel are responsible for janitorial duties, and therefore could be exposed to bloodborne pathogens. Estimated cost to mitigate: $1,000.

Record keeping of Occupational Injuries and Illnesses (29 CFR 1904). The facility should maintain OSHA 200 logs and supplementary records. Finding: The facility has not been maintaining OSHA 200 logs. Some injury reports are being kept but the reports do not cover injuries for all employees at the facility. Estimated cost to mitigate: $0.

Lock Out/Tag Out (29 CFR 1910.147). The facility should implement a lock out tag out program (or ensure that their contractor maintains one) for any work conducted on equipment (e.g., conveyors, automatic rollers, the

[ENSR LOGO]

cardboard bailer) that could become energized and cause injury. Finding: The facility does not maintain or require contractors to have a lock out/tag out program. Estimated cost to mitigate: $1,500.

Asbestos (29 CFR 1910.1001). An asbestos survey should be conducted before disturbing any building materials. Finding: Suspect materials were observed in the office areas and on piping on the third floor. No asbestos survey has been conducted at the facility. Estimated cost to conduct survey; $1,500.

The following is a list of miscellaneous items that were noted during the inspection:

- Compressed gas cylinders (Helium in the loading area, Oxygen in the mezzanine, and welding gases in the maintenance shop) were observed. According to facility personnel, compressed gases are not needed; therefore, these cylinders should be removed from the site or maintained (e.g., secured) properly.

- A guard covering the belt on the motor located underneath the loading area conveyor was missing.

- Chains at the top of the concretes stairs should be replaced w/ permanent railings. One of the chains was secured to an electrical conduit.

-     The fork lift driver's training should be documented.

- Due to the addition of the mezzanine level,some space heaters are now floor level and should be protected so employees are not injured by the heaters.

- Kill switches and lines on automatic rollers should be routinely tested. The pull line on the third floor automatic rollers appeared to be loose.

- Distance between wheel and resting area of pedestal grinder in maintenance shop appeared to be greater than 1/8 inch.

- The cardboard bailer could be construed as a confined space. At a minimum, a warning sign indicating that employees are not to enter the bailer should be visible and employees should be instructed to never enter the bailer.

- The mezzanine level should be placarded to show that it is rated properly for loads placed upon it.

- A 55-gallon drum containing residual dry spot cleaner was observed on the third floor. According to facility personnel, this chemical is no longer used at the facility. The drum and residual chemical should be disposed of properly.

- Two wooden walkways across the rollers on the third floor should be replaced with manufactured walkways.

- The water fountain in reception area should be turned off or repaired so that water leaking from it does not create a slip hazard.

- On the mezzanine level, the metal platform (by the concrete stairs) that passes through the doorway should be moved or extended so there is no gap between the platform and gate.

Estimated cost to mitigate the above Items: $2,000 to $3,000

In addition. I visited the Allied Fashion retail store (#19-649) located at the West Side Shopping Mall on Highway 50 in Garden City, Georgia. Items noted during the walk through Included:

-     The rear fire exit door was locked with a pad lock.

- The fire extinguisher in the storeroom was not mounted and is not being routinely inspected. Also, a fire extinguisher should be available in the store area.

-     The panic bar alarm leading to the store room exit was not activated.

- Allied employees, who are responsible for janitorial duties and/or chemical use, should be trained in bloodborne pathogens and hazard communication.

                                  Schedule 8.8

                            TITLE TO PURCHASED ASSETS

      Any UCC Financing Statements filed of record with respect to equipment leased by Borrower. Borrower is not aware of any liens on any owned equipment.